                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration Nos. 333-39062 and
                                                                  333-39062-01

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the accompanying prospectus + +is not complete and may be amended. We may not sell these securities until we +
+deliver a final prospectus supplement and accompanying prospectus. This       +
+prospectus supplement and the accompanying prospectus are not an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, dated June 22, 2001

Prospectus Supplement to Prospectus dated June 22, 2001

                     Spiegel Credit Card Master Note Trust
                                     Issuer

      Spiegel Credit        First Consumers National
     Corporation III        Bank
          Seller                     Servicer
                        Series 2001-A Asset Backed Notes

Principal amount                 $600,000,000
Interest rate                    One-month LIBOR plus    % per year, payable monthly
                                 on the 15th
Expected principal payment date  March 2005 distribution date
Final maturity date              March 2010 distribution date
Price to public                  $            (or       %)
Underwriting discount            $            (or       %)
Proceeds to issuer               $            (or       %)

  The notes will be paid from the trust assets, consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by First Consumers National Bank, and from payments received under an interest rate swap agreement. The timely monthly payment of interest on the notes and the full and timely payment of principal of the notes on the final maturity date will be guaranteed under a financial guaranty insurance policy issued by MBIA Insurance Corporation.

  We expect to issue the notes in book-entry form on or about July   , 2001.

                                  [MBIA LOGO]

   You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 2 in the prospectus.

   A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance
 Corporation or any other governmental agency.

   The notes are obligations of Spiegel Credit Card
 Master Note Trust only and are not obligations of Spiegel Credit Corporation III, First Consumers
 National Bank or any other person.

   This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


  Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Underwriters of the Notes

JPMorgan
        Banc of America Securities LLC
                 Deutsche Banc Alex. Brown
                                                  Dresdner Kleinwort Wasserstein

                                 June   , 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We (Spiegel Credit Corporation III) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

    Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

    We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary of Terms...........................................................  S-1

Structural Summary.........................................................  S-3
 The Issuer................................................................  S-3
 Collateral for the Notes..................................................  S-3
 Spiegel Master Trust......................................................  S-4
 Other Claims on the Receivables...........................................  S-4
 Allocations of Collections and Losses.....................................  S-4
 Application of Finance Charge Collections.................................  S-6
 Principal Collections.....................................................  S-6
 Credit Enhancement........................................................  S-7
 Interest Rate Swap........................................................  S-8
 Pay Out Events............................................................  S-8
 Events of Default.........................................................  S-9
 Optional Redemption....................................................... S-10
 Tax Status................................................................ S-10
 ERISA Considerations...................................................... S-10
 Risk Factors.............................................................. S-11
 Ratings................................................................... S-11
 Spiegel Credit Corporation III............................................ S-11

Risk Factors............................................................... S-12

Receivables Performance.................................................... S-15
 Delinquency and Loss Experience........................................... S-15
 Revenue Experience........................................................ S-17

The Trust Portfolio........................................................ S-18

Maturity Considerations.................................................... S-22
 Controlled Accumulation Period............................................ S-22
 Rapid Amortization Period................................................. S-22
 Payment Rates............................................................. S-22
 Paired Series............................................................. S-23

Spiegel's Retail Operations................................................ S-23
 Spiegel Catalog........................................................... S-23
 Eddie Bauer............................................................... S-24
 Newport News.............................................................. S-24

Description of Series Provisions........................................... S-25
 General................................................................... S-25
 Collateral Amount......................................................... S-25

                                                                            Page
                                                                            ----
 Allocation Percentages.................................................... S-25
 Interest Payments......................................................... S-26
 Interest Rate Swap........................................................ S-27
 Interest Rate Swap Counterparty........................................... S-28
 Principal Payments........................................................ S-29
 Controlled Accumulation Period............................................ S-29
 Rapid Amortization Period................................................. S-30
 Application of Finance Charge Collections................................. S-30
 Reallocation of Principal Collections..................................... S-32
 Investor Charge-Offs...................................................... S-32
 Sharing Provisions........................................................ S-32
 Principal Accumulation Account............................................ S-33
 Reserve Account........................................................... S-33
 Excess Collateral Amount.................................................. S-35
 Spread Account............................................................ S-36
 Spread Account Distributions.............................................. S-37
 Paired Series............................................................. S-37
 Pay Out Events............................................................ S-38
 Events of Default......................................................... S-39
 Servicing Compensation and Payment of Expenses............................ S-40

Certain Information Regarding the Insurance Policy and the Insurer......... S-41
 The Insurance Policy...................................................... S-41
 The Insurer............................................................... S-43
 Insurer Financial Information............................................. S-43
 Financial Strength Ratings of the Insurer................................. S-45
 The Insurance Agreement................................................... S-45

Underwriting............................................................... S-46
Legal Matters.............................................................. S-48
Experts.................................................................... S-48

Glossary of Terms for Prospectus Supplement................................ S-49

Other Securities Issued and Outstanding....................................  I-1

                                SUMMARY OF TERMS


  Issuer:                          Spiegel Credit Card Master Note Trust


  Seller of Receivables to
   Spiegel Master Trust:           Spiegel Credit Corporation III

  Originator and Servicer:         First Consumers National Bank


  Indenture Trustee:               The Bank of New York


  Owner Trustee:                   Bankers Trust Company


  Closing Date:                    July   , 2001


  Clearance and Settlement:        DTC/Clearstream/Euroclear


  Minimum Denominations:           $1,000


  Servicing Fee Rate:              2% per annum


  Initial Collateral Amount:       $685,800,000 or greater amount


  Excess Collateral Amount:        $85,800,000 (12.5% of the initial
                                   collateral amount) or greater amount


  Primary Assets of the Issuer:    An interest in receivables originated in
                                   private label credit card accounts that can
                                   be used to purchase goods and services from
                                   Spiegel, Inc.'s retail subsidiaries


  Principal Amount:                $600,000,000


  Percentage of Collateral Amount: No greater than 87.5%


  Anticipated Ratings:*            Moody's       Standard & Poor's       Fitch
                                    Aaa                AAA                AAA


  Credit Enhancement:              An excess collateral amount, a spread
                                   account, an interest rate swap and a
                                   financial guaranty insurance policy

  Interest Rate:                   One-month LIBOR plus     % per year

  Interest Accrual Method:         Actual/360


  Interest Payment Dates:          Monthly (15th)


  Interest Rate Index Reset Date:  2 London banking days before each interest payment date


  First Interest Payment Date:     August 15, 2001

  Commencement of Accumulation Period
   (subject to adjustment):                 March 1, 2004

  Expected Principal Payment Date:          March 2005 distribution date


  Final Maturity Date:                      March 2010 distribution date


  ERISA eligibility:                        Yes, subject to important
                                            considerations described under
                                            "ERISA Considerations" in the
                                            accompanying prospectus.

  Debt for United States Federal Income Tax
   Purposes:                                Yes, subject to important
                                            considerations described under
                                            "Federal Income Tax Consequences"
                                            in the accompanying prospectus.

--------

 *It is a condition to issuance that one of these ratings be obtained and that the collateral certificate be rated investment grade.

                               STRUCTURAL SUMMARY

    This summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

                                  [FLOW CHART]

The Issuer

    The notes will be issued by Spiegel Credit Card Master Note Trust, an Illinois common law trust, under an indenture supplement to an indenture, each between the issuer and the indenture trustee.

    The indenture trustee is The Bank of New York.

Collateral for the Notes

    The notes are secured by a beneficial interest in a pool of receivables that arise under FCNB Preferred Charge accounts, which are private label retail credit card accounts originated by First Consumers National Bank, a wholly-owned subsidiary of Spiegel, Inc. Each FCNB Preferred Charge card bears the insignia of one of three retailers affiliated with Spiegel--Spiegel Catalog, Inc., Eddie Bauer, Inc. or Newport News, Inc. However, a customer holding any of the three types of FCNB Preferred Charge cards may use the card to purchase all types of goods or services offered in catalogs, retail stores and e-commerce sites of any of the three retailers.

    First Consumers National Bank has designated all of the eligible accounts in its portfolio of private label retail credit card accounts and has transferred the receivables in those accounts to us, directly or indirectly, under a receivables purchase agreement. Indirect sales occur when the bank designates accounts that have outstanding receivables, which receivables the bank previously has sold to our mutual affiliate Spiegel Acceptance Corporation. Spiegel Acceptance then sells those outstanding receivables to us. We have, in turn, transferred those receivables to Spiegel Master Trust. Spiegel Master Trust has issued a collateral certificate representing an interest in the receivables and the other assets of Spiegel Master Trust to us. We have transferred that certificate to the issuer and that certificate serves as collateral for all series of notes issued by the issuer.

    The receivables in Spiegel Master Trust as of April 30, 2001 were as follows:

  .  total receivables: $2,113,743,629

  .  principal receivables: $2,068,536,515

  .  finance charge receivables: $45,207,114

    The notes also have the benefit of an interest rate swap, covering the period from the closing date through the final maturity date.

    In addition, a share of investment earnings from temporary investments of receivables collections that are held by the trust will be allocated to your series.

Spiegel Master Trust

    Spiegel Master Trust is a common law trust formed by us under a pooling and servicing agreement on September 20, 1994. As described above under "-- Collateral for the Notes," we have transferred the credit card receivables purchased from the bank and Spiegel Acceptance to Spiegel Master Trust under that pooling and servicing agreement.

    The trustee for Spiegel Master Trust is The Bank of New York.

    After all outstanding series of investor certificates that have been issued by Spiegel Master Trust have been retired, we may cause Spiegel Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer as collateral for the notes. We refer to the entity--either Spiegel Master Trust or the issuer--that holds the receivables at any given time as the trust.

Other Claims on the Receivables

 Other Series of Notes

    Series 2001-A is the second series of notes issued by the issuer. A summary of the Series 2000-A notes previously issued by the issuer is in Part A of "Annex I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement. The issuer may issue other series of notes from time to time in the future. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

 Outstanding Series of Investor Certificates

    The collateral certificate issued by Spiegel Master Trust to the issuer was the seventh series of investor certificates issued by Spiegel Master Trust. In addition to the collateral certificate, there will be two other series of investor certificates outstanding on the closing date, one of which, Series 1999-A, will be retired on the closing date. Each series of investor certificates represents a beneficial interest in the receivables and the other trust assets. A summary of the outstanding series of investor certificates is in Part B of "Annex I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of investor certificates.

 The Seller Interest

    Spiegel Acceptance owns the interest, called the seller interest, in the receivables and the other assets of the trust not securing your series or any other series of notes or investor certificates. The seller interest does not provide credit enhancement for your series or any other series.

Allocations of Collections and Losses

    Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your notes a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if we failed to comply with our obligation to compensate the trust for dilution. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

    The portion of collections, defaulted receivables and uncovered dilution allocated to your series generally will be based upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust and any balance in the trust's excess funding account. The way this ratio is calculated will vary during each of three periods that will or may apply to your notes:

  . The revolving period, which will begin on the closing date and end when either of the other two periods begins.

  . The controlled accumulation period, which is scheduled to begin on March 1, 2004 and end when the notes have been paid in full. However, if a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period. If a pay out event occurs during the controlled accumulation period, the controlled accumulation period will end, and a rapid amortization period will begin.

  . The rapid amortization period, which will only occur if one or more adverse events, known as pay out events, occurs.

    For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the controlled accumulation period or the rapid amortization period, the collateral amount at the end of the revolving period will be used, subject to reduction during the controlled accumulation period if a pay out event occurs for a series paired with Series 2001-A.

    The collateral amount for your series is:

  .  the original principal amount of the notes, plus

  .  an initial excess collateral amount of no less than $85,800,000, plus

  . increases in the excess collateral amount required under the insurance agreement, minus

  . principal payments on the notes and the balance held in the principal accumulation account for principal payments, minus

  . reductions in the excess collateral amount that result from reductions in the required amount of the excess collateral, minus

  . the amount of any principal collections reallocated to cover interest, net swap payments and servicing payments for your series to non-affiliates, minus

  . your series' share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

    A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has extra finance charge collections and investment earnings in future periods.

Application of Finance Charge Collections

    The issuer will apply your series' share of collections of finance charge receivables, net swap receipts and investment earnings each month in the following order of priority:

  . to pay interest on the notes and make net swap payments under the interest rate swap relating to the notes;

  . to pay the servicing fee for your series if the servicer is not our affiliate;

  .  to cover your series' share of defaults and uncovered dilution;

  . to cover reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

  .  to pay the monthly premium for the insurance policy covering the notes;

  . to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2001-A notes during the controlled accumulation period;

  . to make a deposit, if needed, to the spread account up to the required spread account amount;

  .  if a pay out event has occurred, to pay principal on the notes;

  . to reimburse the issuer of the insurance policy for any claims on the insurance policy and to pay interest on the outstanding amount of those claims;

  .  to pay any other amounts owed to the insurer;

  . to make any early termination or other miscellaneous payments due under the interest rate swap relating to the notes;

  . to pay the servicing fee for your series if the servicer is our affiliate; and

  . to other series that share excess finance charge collections with Series 2001-A, to make any required deposits to the excess funding account or to Spiegel Acceptance.

Principal Collections

 Revolving Period

    During the revolving period, no principal will be paid or accumulated in a trust account for you.

 Controlled Accumulation Period

    During the controlled accumulation period, your series' share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. On the expected principal payment date, amounts on deposit in that account will be paid to the noteholders.

 Rapid Amortization Period

    A rapid amortization period for your series may start if a pay out event occurs. The pay out events for your series are described below in this summary and under "Description of Series Provisions--Pay Out Events" in this prospectus supplement. During the rapid amortization period, your series' share of principal collections will be paid monthly to the noteholders, until the Series 2001-A notes are paid in full.

 Reallocation of Principal Collections

    During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Series 2001-A notes, net swap payments due from the issuer and monthly servicing fee payments to non-affiliates not made from your series' share of finance charge collections and other amounts treated as finance charge collections for your series. This reallocation is one of the ways that the notes obtain the benefit of the excess collateral amount, as described in the next section of this summary. The amount of reallocated principal collections may not exceed the excess collateral amount.

    At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series and then be paid to Spiegel Acceptance or deposited in the excess funding account.

Credit Enhancement

    Credit enhancement for the notes is provided by the excess collateral amount, the spread account, an interest rate swap and a financial guaranty insurance policy.

 Excess Collateral Amount

    The excess collateral amount serves as credit enhancement by absorbing any shortfalls and collateral deterioration before your notes do.

 Insurance Policy

    MBIA Insurance Corporation will issue a financial guaranty insurance policy that guarantees the full and timely payment of interest, net swap payments payable by the issuer and, if the servicer is not our affiliate, the monthly servicing fee for Series 2001-A on each distribution date and the full and timely payment of principal on the final maturity date.

    Unless the insurer is the subject of an insolvency proceeding or the insurer has failed to make a payment required under the insurance policy or otherwise defaulted in any of its obligations under the insurance agreement, the insurer will generally be deemed to be the sole registered holder of the notes for the purpose of exercising voting rights and the giving of any consents, approvals, instructions, directions, declarations and notices relating to the notes. However, for any amendment or waiver requiring the consent of all affected noteholders, the consent of the insurer and all affected noteholders will be required.

    For a more detailed description of the credit enhancement provided by the insurance policy, see "Certain Information Regarding the Insurance Policy and the Insurer--The Insurance Policy."

 Spread Account

    On the closing date, the initial balance on deposit in the spread account will be

$0. After the Series 2001-A notes are issued, deposits into the spread account will be made each month from finance charge collections allocated to your series and excess finance charge collections available from other series up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions--Spread Account." The spread account will be used to make payments on the notes, net swap payments due from the issuer and servicing fee payments to non-affiliates if collections of receivables available to the notes are insufficient to make those payments.

    Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Interest Rate Swap

    As additional enhancement for the notes, the issuer will enter into an interest rate swap, covering the period from the closing date through the final maturity date.

    The notional amount of the interest rate swap will, for each interest period, generally be equal to the aggregate outstanding principal balance of the notes as of the end of the first day of the related interest period. Under
the swap, if one-month LIBOR exceeds a fixed rate per annum of     %, the trust
will receive payments from the swap counterparty equal to:


              rate                note               days in interest
          differential   X   principal balance   X         period
          ------------       -----------------       ------------------
                                                           360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the trust will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR.

    The interest rate swap is more fully described in "Description of Series Provisions--Interest Rate Swap."

Pay Out Events

    The issuer will begin to repay the principal of the notes before the expected principal payment date if a pay out event occurs. A pay out event will occur if the finance charge collections on the receivables in the designated accounts, plus net swap receipts, are too low. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 2001-A notes, and any net swap payment due from the issuer for the related interest period, the monthly insurance premium and your series' share of the servicing fee for the related calendar month. If the average net yield for the trust portfolio, after deducting net defaulted receivables and adding net swap receipts, for any three consecutive calendar months is less than the average base rate for the same three consecutive calendar months, a pay out event will occur.

    The other pay out events are:

  . Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

  .  Material inaccuracies in our representations and warranties;

  . The Series 2001-A notes are not paid in full on the expected principal payment date;

  . Bankruptcy, insolvency or similar events relating to us, the bank, Spiegel or the insurer;

  .  We are unable to transfer receivables to the trust when required;

  . We do not transfer receivables in additional accounts to the trust within 10 days after we are required to do so;

  .  Material defaults of the servicer;

  . Spiegel Master Trust or the issuer becomes subject to regulation as an "investment company" under the Investment Company Act of 1940;

  .  An event of default occurs for the Series 2001-A notes;

  .  A draw is made on the insurance policy;

  . Failure of any interest rate swap counterparty to make a payment required under the interest rate swap for 5 business days after it is due;

  . The early termination of the interest rate swap unless the issuer obtains a replacement interest rate swap acceptable to the rating agencies and the insurer;

  . Bankruptcy, insolvency or similar events relating to certain subsidiaries of Spiegel if the insurer declares a pay out event as a result of any such event; or

  . Our failure or the servicer's failure to observe or perform specified covenants or agreements under the insurance agreement, subject to applicable grace periods as described under "Certain Information Regarding the Insurance Policy and the Insurer--The Insurance Agreement."

Events of Default

    The Series 2001-A notes are subject to events of default described under "Description of Series Provisions--Events of Default" in this prospectus supplement and under "The Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest within the applicable grace period, which will not exceed 35 days after it is due, or to pay principal when it is due on the final maturity date.

    In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2001-A notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2001-A notes, the indenture trustee or holders of a majority of the then-outstanding principal balance of the Series 2001-A notes may declare the principal amount of the Series 2001-A notes to be immediately due and payable. Acceleration of the Series 2001-A notes may be rescinded by holders of a majority of the then-outstanding principal balance of the Series 2001-A notes if the related event of default has been cured, subject to the conditions described under "The Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus.

    After an event of default and the acceleration of the Series 2001-A notes, funds allocated to Series 2001-A and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2001-A notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2001-A will be applied to make monthly principal and interest payments on the Series 2001-A notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

    If the Series 2001-A notes are accelerated or the issuer fails to pay the principal of the Series 2001-A notes on the final maturity date, subject to the conditions described in the prospectus under "The Indenture--Events of Default; Rights upon Event of Default," the indenture trustee may, if legally permitted, cause the issuer to sell principal receivables in an amount equal to the collateral amount for Series 2001-A and the related finance charge receivables.

    As described under "Risk Factors--Voting rights and default remedies may be exercised by the insurer" and "Description of Series Provisions--Events of Default" in this prospectus supplement, the insurer will have the right to exercise all of the voting rights of the noteholders, including the rights of the noteholders to accelerate the Series 2001-A notes following an event of default and to direct the indenture trustee to sell receivables following acceleration of the Series 2001-A notes, unless the insurer is insolvent or has defaulted on its obligations under the insurance policy. Following the occurrence of an event of default, the insurer may also elect, in its sole discretion, to pay all or any portion of the outstanding principal amount of the Series 2001-A notes, plus accrued interest on the Series 2001-A notes.

Optional Redemption

    The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount. See "Description of the Notes--Final Payment of Principal" in the accompanying prospectus.

Tax Status

    Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Rooks, Pitts and Poust, as special tax counsel to the issuer, is of the opinion that under existing law your Series 2001-A notes will be characterized as debt for federal income tax purposes and that the issuer will not be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 2001-A note, you will agree to treat your Series 2001-A notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

    Subject to important considerations described under "ERISA Considerations" in the accompanying prospectus, the Series 2001-A notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 2001-A notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 2001-A notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

    There are material risks associated with an investment in the Series 2001-A notes and you should consider the matters set forth under "Risk Factors" on pages S-12 through S-14 below and on pages 2 through 9 of the accompanying prospectus.

Ratings

    It is a condition to the issuance of your notes that one of the ratings set forth in the "Summary of Terms" above be obtained.

    Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

Spiegel Credit Corporation III

    Our address is 400 West 9th Street, Suite 101B, Wilmington, Delaware 19801. Our phone number is (302) 429-7609.

    This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-49 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 78 in the accompanying prospectus.

                                  RISK FACTORS

    In addition to the risk factors described in the prospectus, you should consider the following.

           Note ratings are limited.

               It is a condition to the issuance of the Series 2001-A notes that the Series 2001-A notes be rated in the highest rating category by at least one rating agency. The ratings are based primarily on the quality of the receivables, the insurance policy, the credit support provided by the excess collateral amount and the spread account, and the interest rate swap. The ratings address the likelihood of full payment of principal of the Series 2001-A notes by the final maturity date, and the full and timely payment of interest on each distribution date. However, the ratings do not address the possibility of the occurrence of a pay out event or an event of default.

           Voting rights and default remedies may be exercised by the insurer.

               So long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy and the notes are outstanding, the insurer will be treated as a 100% holder of the Series 2001-A notes. As a result, the insurer will have the right to exercise all of your voting rights, which include the rights:

               . to declare an event of default under the indenture and accelerate the Series 2001-A notes;

               . to direct the indenture trustee to sell the receivables after an event of default and acceleration of the Series 2001-A notes;

               . to remove the administrator following an administrator default or the servicer following a servicer default;

               . to consent to the appointment of a successor servicer; or

               . to consent to all amendments and actions that require noteholder consent;

           except that, in the case of any amendment or waiver that would require the consent of all affected noteholders, the consent of the affected noteholders will be required in addition to the consent of the insurer.

               Actions pursued by the insurer under these circumstances could be adverse to the interests of the holders of the notes, and the insurer will have no obligation to consider any possible adverse effects to such interests.

               Following an event of default and acceleration of the notes, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, the insurer will have the right, but not the obligation, to cause the sale of principal receivables in an amount equal to the collateral amount for your series plus related finance charge receivables, which may result in a prepayment of the notes in advance of the expected principal payment date. Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes on each distribution date. Following the occurrence of an event of default, the insurer may also elect, in its sole discretion, to pay all or any portion of the outstanding principal amount of the notes, plus accrued interest on the notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on the notes.

           Default by interest rate swap counterparty or termination of interest rate swap could lead to a rapid amortization.

               The issuer will enter into an interest rate swap for the benefit of the notes. This agreement will require the counterparty to make payments to the issuer if one month LIBOR exceeds the specified fixed rate applicable to that agreement.

               If a counterparty does not make a required payment, the issuer will have less funds available to pay interest on your notes. This could cause delays or reductions in the amount of interest paid to you. The failure of a counterparty to make a required payment for five business days after a payment is due will also cause a pay out event and commencement of the rapid amortization period. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on the notes.

               We cannot assure you that the servicer will be able to enter into a replacement interest rate swap or make other arrangements to hedge the issuer's interest payment obligations if a counterparty defaults on its obligations. The early termination of the interest rate swap will cause a pay out event and commencement of the rapid amortization period if the issuer does not enter into a replacement interest rate swap as described under "Description of Series Provisions--Interest Rate Swap." If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

                            RECEIVABLES PERFORMANCE

    The tables below contain performance information for the receivables in the FCNB Preferred Charge card portfolio for the four calendar months in the period ended April 30, 2001 and for the fiscal years ended December 31, 2000, 1999, 1998, 1997 and 1996. The composition of the trust portfolio is expected to change over time. The actual performance of the receivables in the trust portfolio may be different from that set forth below.

Delinquency and Loss Experience

    The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the FCNB Preferred Charge card portfolio, consisting of Spiegel Catalog, Eddie Bauer and Newport News credit card accounts, for each of the five fiscal years in the period ended December 31, 2000, and for the four calendar months in the period ended April 30, 2001.

    The delinquency and loss experience primarily reflects the overall credit quality of the cardholders, the seasoning of the accounts, servicing procedures utilized and general economic conditions. The servicer's experience indicates that new customers demonstrate higher delinquency rates than more seasoned customers. Recent increases in Spiegel Catalog and Newport News account originations have decreased the ratio of seasoned accounts in the portfolio. As a result of this change in composition, together with economic and competitive circumstances and account management practices that have been designed to promote account balance growth for existing accounts, delinquency rates have increased through December 31, 2000 and loss rates have increased through April 30, 2001. We have taken steps to reverse the trend including implementing improved modeling, restrictions to credit limit increases and authorization procedures and increased collection activities.

    We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

    The minimum monthly payment required under the accounts and shown on a cardholder's monthly statement is 1/33 of the outstanding balance, subject to a floor of $15 or, if less, the total outstanding balance. However, for purposes of the following delinquency experience table, an account is only considered delinquent if less than 50% of the minimum monthly payment is received, again with a floor of $15 or, if less, the total outstanding balance. If a 100% of minimum monthly payment standard were used in place of the 50% standard reflected below, total delinquencies of 31 days or more would not have been more than 11% on December 31, 1998 and December 31, 1999 and would not have been more than 16% on December 31, 2000 and April 30, 2001. We do not have sufficient information to calculate delinquency experience using a 100% standard prior to December 31, 1998.

                             DELINQUENCY EXPERIENCE
                             (Dollars in Thousands)

                                                             Year Ended December 31,
                            As of Month Ended    -----------------------------------------------
                             April 30, 2001               2000                    1999
                         ----------------------- ----------------------- -----------------------
                                     Percentage              Percentage              Percentage
                                      of Total                of Total                of Total
                         Receivables Receivables Receivables Receivables Receivables Receivables
                         ----------- ----------- ----------- ----------- ----------- -----------
Receivables............. $2,113,744              $2,130,523              $1,640,643
Outstanding Receivables
  Delinquent:
  31-60 Days............     74,143      3.51%       77,758      3.65%       42,626     2.60%
  61-90 Days............     47,795      2.26        57,311      2.69        27,867     1.70
  91 Days or more.......    145,103      6.86       134,279      6.30        69,569     4.24
                         ----------     -----    ----------     -----    ----------     ----
     Total.............. $  267,041     12.63%   $  269,348     12.64%   $  140,062     8.54%
                         ==========     =====    ==========     =====    ==========     ====
                                                 Year Ended December 31,
                         -----------------------------------------------------------------------
                                  1998                    1997                    1996
                         ----------------------- ----------------------- -----------------------
                                     Percentage              Percentage              Percentage
                                      of Total                of Total                of Total
                         Receivables Receivables Receivables Receivables Receivables Receivables
                         ----------- ----------- ----------- ----------- ----------- -----------
Receivables............. $1,320,793              $1,371,950              $1,618,430
Outstanding Receivables
  Delinquent:
  31-60 Days............     37,361      2.83%       46,348      3.38%       58,389     3.61%
  61-90 Days............     22,724      1.72        27,702      2.02        33,991     2.10
  91 Days or more.......     49,404      3.74        55,979      4.08        64,213     3.97
                         ----------     -----    ----------     -----    ----------     ----
     Total.............. $  109,489      8.29%   $  130,029      9.48%   $  156,593     9.68%
                         ==========     =====    ==========     =====    ==========     ====

    For purposes of the following loss experience table:

  . Average receivables outstanding is the average of the receivable balances at the end of each month for the period indicated.

  . Total principal charge-offs are shown on a cash basis for principal receivables only, before recoveries, and do not include the amount of any reductions in principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

  . The net principal charge-off rate reflected for the four months ended
    April 30, 2001 is an annualized figure.

                                LOSS EXPERIENCE
                             (Dollars in Thousands)

                                                          Year Ended December
                                                                  31,
                                       Four Months Ended ----------------------
                                        April 30, 2001      2000        1999
                                       ----------------- ----------  ----------
Average Receivables Outstanding.......    $2,124,939     $1,821,321  $1,379,608
Total Principal Charge-Offs...........    $  116,767     $  207,063  $  134,728
Recoveries............................    $   14,022     $   36,262  $   24,373
Net Principal Charge-Offs.............    $  102,745     $  170,801  $  110,355
Net Principal Charge-Off Rate.........         14.51%          9.38%       8.00%
                                               Year Ended December 31,
                                       ----------------------------------------
                                             1998           1997        1996
                                       ----------------- ----------  ----------
Average Receivables Outstanding.......    $1,250,371     $1,387,447  $1,577,414
Total Principal Charge-Offs...........    $  140,930     $  172,994  $  176,776
Recoveries............................    $   23,148     $   18,939  $   19,391
Net Principal Charge-Offs.............    $  117,782     $  154,055  $  157,385
Net Principal Charge-Off Rate.........          9.42%         11.10%       9.98%

Revenue Experience

    The gross revenues from finance charges, credit card fees and merchant fees related to accounts in the FCNB Preferred Charge credit card portfolio for each of the five fiscal years in the period ended December 31, 2000 and for the four calendar months in the period ended April 30, 2001 are set forth in the following table. The historical yield figures reflected in the following table are calculated on an accrual basis.

    For purposes of the following gross portfolio yield table:

  . The revenue for the accounts is comprised of monthly periodic finance charges, merchant fees and credit card fees. These revenues vary for each account based on the type and volume of activity for each account. See "The Bank's Private Label Credit Card Activities" in the accompanying prospectus.

  . Average receivables outstanding is the average of the receivable balances at the end of each month for the period indicated.

  . Billed finance charges, fees and merchant fees reflected in the table below are shown net of finance charge and fee charge-offs.

  . The percentage reflected for the four months ended April 30, 2001 is an annualized figure.

    The increase in gross portfolio yield since December 31, 2000 is primarily attributable to an increase in merchant fees and late fees.

                             GROSS PORTFOLIO YIELD
                             (Dollars in Thousands)

                                                         Year Ended December
                                                                 31,
                                      Four Months Ended ----------------------
                                       April 30, 2001      2000        1999
                                      ----------------- ----------  ----------
Average Receivables Outstanding......    $2,124,939     $1,821,321  $1,379,608
Billed Finance Charges, Fees and
  Merchant Fees......................    $  198,829     $  472,454  $  367,932
Gross Portfolio Yield................         28.07%         25.94%      26.67%
                                              Year Ended December 31,
                                      ----------------------------------------
                                            1998           1997        1996
                                      ----------------- ----------  ----------
Average Receivables Outstanding......    $1,250,371     $1,387,447  $1,577,414
Billed Finance Charges, Fees and
  Merchant Fees......................    $  332,648     $  326,510  $  357,947
Gross Portfolio Yield................         26.60%         23.53%      22.69%

                              THE TRUST PORTFOLIO

    As of April 30, 2001:

  . The receivables in the trust portfolio included $2,068,536,515 of principal receivables and $45,207,114 of finance charge receivables.

  . The accounts with debit balances designated for the trust portfolio had an average principal receivable balance of $708.

  . The accounts designated for the trust portfolio had an average credit limit of $2,490.

  . The percentage of the aggregate total receivable balance to the aggregate total credit limit was 10.86%.

  . The weighted average age of the accounts was approximately 54 months.

  . Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

    The receivables in the trust portfolio are created by purchases of merchandise and services from Spiegel's retail subsidiaries and by cash advances to accountholders. As of April 30, 2001, cash advances accounted for less than 5% of total receivables. Since

Spiegel's subsidiaries accept other credit cards, including American Express, MasterCard, VISA and Discover, the issuer will depend upon the decisions of customers to use their FCNB Preferred Charge cards rather than other credit cards or other payment methods in order to generate additional receivables. The following table sets forth for the periods indicated the total sales of goods and merchandise by Spiegel's retail subsidiaries, including Spiegel Catalog, Eddie Bauer and Newport News, and the percentage of those sales that are charged to the FCNB Preferred Charge cards, including Spiegel Catalog, Eddie Bauer and Newport News credit cards. The remaining percentage of sales are either made on a cash basis or were made using credit cards other than FCNB Preferred Charge cards. There can be no assurance that the percentage of total sales charged to the FCNB Preferred Charge cards will be similar to the historical experience set forth below.

                      USAGE OF FCNB PREFERRED CHARGE CARDS
                             (Dollars in Thousands)

                                                      Year Ended December 31,
                                    Four Months Ended ------------------------
                                     April 30, 2001      2000         1999
                                    ----------------- -----------  -----------
Total net sales....................     $817,093      $ 3,061,151  $ 2,916,455
Percentage of total net sales
  charged to FCNB Preferred Charge
  cards............................         41.2%            42.2%          39%

                                                Year Ended December 31,
                                            ----------------------------------
                                               1998        1997        1996
                                            ----------  ----------  ----------
Total net sales............................ $2,641,956  $2,835,297  $2,850,555
Percentage of total net sales charged to
  FCNB Preferred Charge cards..............         35%         35%         42%

    The following tables summarize the trust portfolio by various criteria as of April 30, 2001. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time. The number of accounts represents all accounts in the trust that have made a payment or purchase during the past two years. Percentages in the following tables may not add to 100% due to rounding.

                         COMPOSITION BY ACCOUNT BALANCE

                                Trust Portfolio

                                          Percentage
                                           of Total                  Percentage
                                Number of Number of                   of Total
Account Balance Range           Accounts   Accounts   Receivables    Receivables
---------------------           --------- ---------- --------------  -----------
Credit Balance.................     5,319     0.07%  $   (1,055,977)    (0.05)%
No Balance..................... 4,892,216    62.56                0      0.00
$    0.01-$  999.99............ 2,244,710    28.71      692,498,684     32.76
$1,000.00-$1,999.99............   420,502     5.38      593,925,635     28.10
$2,000.00-$2,999.99............   145,582     1.86      352,698,317     16.69
$3,000.00-$3,999.99............    59,033     0.75      202,500,717      9.58
$4,000.00-$4,999.99............    26,546     0.34      117,809,281      5.57
$5,000.00 or More..............    25,685     0.33      155,366,972      7.35
                                ---------   ------   --------------    ------
     Total..................... 7,819,593   100.00%  $2,113,743,629    100.00%
                                =========   ======   ==============    ======

                          COMPOSITION BY CREDIT LIMIT

                                Trust Portfolio

                                          Percentage
                                           of Total                  Percentage
                                Number of Number of                   of Total
Credit Limit Range              Accounts   Accounts   Receivables    Receivables
------------------              --------- ---------- --------------  -----------
Zero credit limit..............    11,009     0.14%  $    1,501,880      0.07%
$    0.01-$  999.99............ 2,367,602    30.28      325,369,115     15.39
$1,000.00-$1,999.99............ 1,838,365    23.51      410,171,361     19.40
$2,000.00-$2,999.99............ 1,163,946    14.88      445,342,207     21.07
$3,000.00-$3,999.99............   761,779     9.74      283,991,090     13.44
$4,000.00-$4,999.99............   437,979     5.60      207,826,909      9.83
$5,000.00 or More.............. 1,238,913    15.84      439,541,067     20.79
                                ---------   ------   --------------    ------
    Total...................... 7,819,593   100.00%  $2,113,743,629    100.00%
                                =========   ======   ==============    ======

                      COMPOSITION BY PERIOD OF DELINQUENCY

                                Trust Portfolio

                                           Percentage
                                            of Total                 Percentage
                                 Number of Number of                  of Total
Delinquency Period Range         Accounts   Accounts   Receivables   Receivables
------------------------         --------- ---------- -------------- -----------
Up to 29 Days................... 7,536,089    96.37%  $1,846,702,178    87.37%
30 to 59 Days...................    87,046     1.11       74,143,174     3.51
60 to 89 Days...................    52,619     0.67       47,795,173     2.26
90 or More Days.................   143,839     1.84      145,103,104     6.86
                                 ---------   ------   --------------   ------
    Total....................... 7,819,593   100.00%  $2,113,743,629   100.00%
                                 =========   ======   ==============   ======

                           COMPOSITION BY ACCOUNT AGE

                                Trust Portfolio

                                       Percentage of                Percentage
                             Number    Total Number                  of Total
Account Age Range          of Accounts  of Accounts   Receivables   Receivables
-----------------          ----------- ------------- -------------- -----------
Not More Than 6 Months....  1,015,374      12.98%      $135,411,360     6.41%
Over 6 Months to 12
  Months..................    837,329      10.71        177,105,662     8.38
Over 12 Months to 24
  Months..................  1,390,381      17.78        415,431,874    19.65
Over 24 Months to 36
  Months..................    667,493       8.54        319,117,700    15.10
Over 36 Months............  3,909,016      49.99      1,066,677,033    50.46
                            ---------      -----     --------------    -----
    Total.................  7,819,593      100.0%    $2,113,743,629    100.0%
                            =========      =====     ==============    =====

    Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia. Except for the four states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balance as of April 30, 2001.

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS

                                Trust Portfolio

                                               California Florida New York Texas
                                               ---------- ------- -------- -----
Percentage of total number of accounts........   9.59%     5.49%   8.04%   6.82%
Percentage of total receivable balance........   9.42%     5.51%   9.34%   7.74%

                            MATURITY CONSIDERATIONS

    Unless a pay out event occurs, you will not receive payments of principal until the expected payment date for your notes, which is the March 2005 distribution date. We expect the issuer to have sufficient funds to pay the full principal amount of the notes on the expected principal payment date. However, if a pay out event occurs, principal payments may begin prior to the expected principal payment date.

Controlled Accumulation Period

    During the controlled accumulation period, principal allocated to the Series 2001-A noteholders will accumulate in the principal accumulation account in an amount calculated to pay the notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date will be sufficient to pay in full the outstanding principal amount of the notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the rapid amortization period will begin.

Rapid Amortization Period

    If a pay out event occurs during either the revolving period or the controlled accumulation period, the rapid amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid to the noteholders.

    In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal to the noteholders on each distribution date during the rapid amortization period until the Series 2001-A final maturity date, which is the March 2010 distribution date. If the notes are not paid in full from collections on the final maturity date, the insurer will be required to pay the outstanding balance of the notes on that date.

Payment Rates

    The payment rate on the receivables is the most important factor that will determine whether the issuer has funds available to repay the notes on the expected principal payment date and the size of principal payments during a rapid amortization period. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average principal receivables for each month during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts, including recoveries on charged-off accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES

                                   Four Months
                                      Ended         Year Ended December 31,
                                    April 30,  ---------------------------------
                                      2001     2000   1999   1998   1997   1996
                                   ----------- ----- ------ ------ ------ ------
Lowest Month......................    6.16%    5.85%  6.99%  8.41%  8.39%  8.65%
Highest Month.....................    7.28%    8.18% 10.14% 11.08% 11.28% 10.98%
Monthly Average...................    6.84%    6.82%  8.33%  9.26%  9.63%  9.51%

    We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Paired Series

    The issuer may issue another series of notes as a paired series for Series 2001-A. If issued, a paired series may have terms that are different than the terms of Series 2001-A and other series. For example, the pay out events for the paired series may vary from the pay out events for Series 2001-A and may include pay out events that are unrelated to the status of the issuer or the servicer, such as pay out events related to the continued availability and rating of the providers of credit enhancement for the paired series. If a pay out event occurs with respect to the paired series prior to the payment in full of the Series 2001-A notes, the allocation percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series. See "Description of Series Provisions--Paired Series" in this prospectus supplement.

                          SPIEGEL'S RETAIL OPERATIONS

    Spiegel offers merchandise primarily through three subsidiaries--Spiegel Catalog, Inc., Eddie Bauer, Inc. and Newport News, Inc.

Spiegel Catalog

    Spiegel Catalog is one of the nation's leading direct marketers. Spiegel Catalog serves its customers by offering an extensive array of fashionable apparel, home furnishings and other merchandise through its trademark semi-annual catalog, seasonal and specialty catalogs, and the spiegel.com e-commerce site. Spiegel Catalog offers overstock, end-of-season and other merchandise through its Ultimate Outlet stores, predominantly located in outlet malls, catalogs and the ultimate-outlet.com e-commerce site. Total net sales were $833 million and $717 million for the fiscal years ended December 30, 2000 and January 1, 2000, respectively. Sales through catalog offerings comprised approximately 92 percent of total net sales for the fiscal year ended December 30, 2000. Spiegel Catalog distributed over 149 million catalogs in 2000 and at December 30, 2000 had approximately 3.3 million active customers who had purchased merchandise within the last 18 months.

Eddie Bauer

    Eddie Bauer is a leading tri-channel specialty retailer serving the casual lifestyle needs of men and women through the sale of high quality private-label apparel, accessories and home furnishings. Eddie Bauer markets its products through stores, catalogs and e-commerce sites. Total net sales were $1.7 billion and $1.8 billion for the fiscal years ended December 30, 2000 and January 1, 2000, respectively. Approximately 73 percent of total net sales for Eddie Bauer were retail and outlet store sales for the fiscal year ended December 30, 2000.

    Eddie Bauer's apparel category comprised 81 percent of its total net sales in 2000. Eddie Bauer presents its apparel and related accessories through its trademark Eddie Bauer sportswear stores, catalogs and the eddiebauer.com and eddiebaueroutlet.com e-commerce sites. The apparel category includes full seasonal collections of fine quality sportswear and dress casual, outerwear, footwear and accessories. Eddie Bauer presents its comfortable, relaxed home furnishings and decor for the bed and bath through its Eddie Bauer HOME retail stores, catalogs and on its e-commerce sites.

    At March 31, 2001, Eddie Bauer operated a total of 545 stores, consisting of 475 retail and 70 outlet stores. There are 506 stores located in the United States and 39 stores in Canada. The Eddie Bauer catalog division distributed 103 million catalogs in 2000 and at December 30, 2000 had approximately 3.6 million active customers who had purchased merchandise within the last 18 months.

Newport News

    Newport News is a specialty catalog business offering fashionable, moderately priced women's apparel and home furnishings. Total net sales were $479 million for the fiscal year ended December 30, 2000, compared to $411 million for the year ended January 1, 2000. Newport News distributed 238 million catalogs in 2000 and at December 30, 2000 had approximately 4.2 million active customers who had purchased merchandise within the last 18 months. In 1999, Newport News launched an e-commerce site, newport-news.com, to broaden its sales and marketing reach.

                        DESCRIPTION OF SERIES PROVISIONS

    We have summarized the material terms of the Series 2001-A notes below and under "Description of the Notes" in the accompanying prospectus.

General

    The Series 2001-A notes will be issued under the indenture, as supplemented by the Series 2001-A indenture supplement, in each case between the issuer and the indenture trustee.

    The Series 2001-A notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes--General," "--Book-Entry Registration" and "--Definitive Notes" in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2001-A notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

Collateral Amount

    Your notes are secured by collateral consisting of an interest in the receivables. At any time, the principal amount of the collateral for your notes, which we call the collateral amount, is calculated as follows:

      (a) the initial collateral amount, which equals the aggregate initial principal amount of the notes in your series plus an excess collateral amount of $85,800,000, plus

      (b) increases in the excess collateral amount required under the insurance agreement, as described under "--Excess Collateral Amount" below, less

      (c) all previous principal payments made on your series and the balance held in the principal accumulation account for such payments, less

      (d) reductions in the excess collateral amount that result from reductions in the required amount of the excess collateral, less

      (e) all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest, net swap payments due from the issuer or the servicing fee for your series.

    The collateral amount will also increase or reduce if we increase or reduce the excess collateral amount as described under "--Excess Collateral Amount" below. The collateral amount cannot be less than zero.

Allocation Percentages

    The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by Spiegel Master Trust and

Spiegel Acceptance's unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not absorbed by Spiegel Acceptance's interest in the trust or reimbursed by us. On any day, the allocation percentage for your series will be the percentage equivalent--which may not exceed 100%--of a fraction:

  . the numerator of which is the collateral amount measured as of a specified date, and

  .  the denominator of which is the greater of:

         (a) the sum of the total amount of principal receivables in the trust and the amount on deposit in the excess funding account, after excluding investment earnings, in each case as of the preceding business day, and

         (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

    The numerator referred to above will initially be set as of the closing date. For purposes of allocating finance charge collections and defaulted receivables at all times, and principal collections during the revolving period, the numerator will be reset at the end of each calendar month for allocations during the following calendar month. For purposes of allocations of principal collections during the controlled accumulation period and the rapid amortization period, the numerator will be fixed at the end of the revolving period and will not change thereafter except as follows.

    The Series 2001-A notes are subject to being paired with a future series. If a pay out event occurs with respect to a series paired with Series 2001-A during the controlled accumulation period for Series 2001-A, we may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for allocating principal collections to your series, provided that:

      (1) the numerator is not less than the collateral amount as of the last day of the revolving period for the series paired with Series 2001-A; and

      (2) each rating agency confirms that the designation will not impair its rating of the Series 2001-A notes.

    Any reduction in the numerator made as described in the preceding paragraph will also apply during any rapid amortization period that begins after the reduction is made.

Interest Payments

    The notes will accrue interest from and including the closing date through but excluding August 15, 2001, and for each following interest period, at a
rate of   % above LIBOR for the related interest period. Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

    For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London banking days before that interest period begins and will equal the rate for deposits in United States dollars for a one-month period which appears on the display page currently designated as "Telerate Page 3750" on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices, as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that interest period will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer or the interest rate swap counterparty as calculation agent under the interest rate swap, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee or the interest rate swap counterparty will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

    The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (312) 827-8500 or any other telephone number identified in a written notice from the indenture trustee to the Series 2001-A noteholders from time to time.

    Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

    If the issuer does not pay interest as calculated above when due on a distribution date and the insurer fails to pay the interest under the insurance policy, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at the applicable note interest rate for that interest period, to the extent permitted by law.

Interest Rate Swap

    To hedge the issuer's interest payment obligations, the issuer will enter into an interest rate swap, covering the period from the closing date through the final maturity date.

    The notional amount of the interest rate swap for each interest period generally will be equal to the aggregate outstanding principal balance of the notes as of the end of the first day of the related interest period. Under the
swap, if one-month LIBOR exceeds a fixed rate per annum of     %, the issuer
will receive payments from the swap counterparty equal to:


              rate                note               days in interest
          differential   X   principal balance   X         period
          ------------       -----------------       ------------------
                                                           360
where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuer will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR.

    Any net amounts received by the issuer under the interest rate swap will be treated as collections of finance charge receivables. Any net amounts payable by the issuer under the interest rate swap will be paid from finance charge collections at the same priority as the interest payments on the notes.

    The issuer can only enter into and maintain an interest rate swap agreement with a counterparty that has debt ratings consistent with the standards of the insurer and the rating agencies for the notes. If one of these rating agencies withdraws or lowers its rating for the swap counterparty, the insurer may direct the servicer to obtain a replacement interest rate swap from a counterparty having the required credit ratings. Alternatively, it may enter into some other arrangement satisfactory to the insurer and the rating agencies for the notes.

Interest Rate Swap Counterparty

    Morgan Guaranty Trust Company of New York ("Morgan Guaranty") is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. J.P. Morgan Chase & Co. resulted from the merger on December 31, 2000 of J.P. Morgan & Co. Incorporated with The Chase Manhattan Corporation. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of March 31, 2001, Morgan Guaranty and its subsidiaries had total assets of $214.5 billion, total net loans of $23.1 billion, total deposits of $47.2 billion, and stockholder's equity of $11.0 billion. As of December 31, 2000, Morgan Guaranty and its subsidiaries had total assets of $185.8 billion, total net loans of $24.4 billion, total deposits of $39.5 billion, and stockholder's equity of $10.9 billion. The merger of The Chase Manhattan Bank and Morgan Guaranty is currently scheduled to occur in October 2001.

    The long-term senior debt of Morgan Guaranty has been assigned a rating of AA by Standard & Poor's, Aa2 by Moody's and AA by Fitch. The short-term senior debt of Morgan Guaranty has been assigned a rating of A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch.

    Additional information, including the most recent Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2000 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus supplement is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

Principal Payments

    During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the rapid amortization period, deposits to the principal accumulation account and principal payments on the Series 2001-A notes will be made on each distribution date from the following sources:

      (a) principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior calendar month, less any amounts required to be reallocated to cover interest payments on the Series 2001-A notes, net swap payments due from the issuer or servicing fee payments to non-affiliates; plus

      (b) any amount on deposit in the excess funding account allocated to your series on that distribution date; plus

      (c) any finance charge collections or other amounts required to be treated as principal collections either:

         (i) in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; or

         (ii) due to the occurrence of a pay out event; plus

      (d) any principal collections from other series that are shared with your series; plus

      (e) on the final maturity date, any amounts paid by the insurer under the insurance policy in respect of the outstanding principal balance of the notes.

Controlled Accumulation Period

    The controlled accumulation period is scheduled to commence on March 1, 2004 and to last twelve months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus. The servicer may elect to postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account is less than twelve months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than February 1, 2005.

    The servicer may also elect to suspend the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus.

    On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

      (1) funds available for this purpose for your series with respect to that distribution date;

      (2) $50,000,000 or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account, plus any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

      (3) an amount equal to the outstanding principal amount of the notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

      (4) the collateral amount prior to any deposits on that date.

    Any remaining funds not deposited in the principal accumulation account first will be made available to other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under "Description of the Notes--Excess Funding Account" in the accompanying prospectus or paid to Spiegel Acceptance. During the controlled accumulation period, if the excess collateral amount exceeds the required excess collateral amount, the excess collateral amount will be reduced, but not below the required excess collateral amount, by the amount of funds applied as described in the preceding sentence.

    If the rapid amortization period has not commenced, amounts in the principal accumulation account will be paid to the noteholders on the expected principal payment date.

Rapid Amortization Period

    On each distribution date relating to the rapid amortization period, you will be entitled to receive funds available for principal payments for Series 2001-A for the related calendar month in an amount up to the lesser of (a) the collateral amount for the notes and (b) the outstanding principal balance of the notes.

    See "--Pay Out Events" below for a discussion of events that might lead to the commencement of the rapid amortization period.

Application of Finance Charge Collections

    We refer to your series' share of finance charge collections, plus net swap receipts, net investment proceeds transferred from the principal accumulation account, amounts withdrawn from the reserve account and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series' share of finance charge collections for the prior month in the following order:

       (1) to pay interest on the notes, including any overdue interest and additional interest on the overdue interest, and net payments due from the issuer under the interest rate swap for your series;

       (2) if neither the bank nor any of our affiliates is the servicer, to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee;

       (3) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related calendar month, will be treated as principal collections for the prior calendar month;

       (4) an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior calendar month;

       (5) an amount equal to the monthly premium for the insurance policy covering the notes and any previously accrued and unpaid monthly premium will be paid to the insurer;

       (6) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

       (7) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

       (8) if a pay out event has occurred, an amount up to the outstanding principal amount of the notes, less funds already on deposit to pay that principal, will be treated as principal collections for the prior calendar month;

       (9) an amount equal to any unreimbursed claims on the insurance policy, plus interest on those claims, will be paid to the insurer to reimburse the claims;

        (10) an amount equal to any other amounts owed to the insurer will be paid to the insurer;

        (11) to make any early termination or other miscellaneous payments due under the interest rate swap relating to the notes;

        (12) to pay any unpaid servicing fee for your series for the prior calendar month and any overdue servicing fee to the extent not paid in accordance with clause (2) above; and

        (13) all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to Spiegel Acceptance or deposited in the excess funding account.

    If your series' share of finance charge collections for any calendar month, together with any reallocated principal collections, is insufficient to pay interest on the notes--including any overdue interest and additional interest on the overdue interest--when due, to make net payments due from the issuer under the interest rate swap for your series or to pay servicing fees due to any non-affiliate, then a draw will be made from amounts available in the spread account and will be applied for those purposes on the related distribution date.

Reallocation of Principal Collections

    If your series share of finance charge collections is not sufficient to pay interest on the notes, net swap payments due from the issuer or the servicing fee for your series payable to non-affiliates, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed 12.5% of the initial collateral amount, plus any additional excess collateral amounts required under the insurance agreement, minus the sum of the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and the amount of unreimbursed reallocated principal collections as of the previous distribution date, minus the amount of any other prior reductions to the excess collateral amount.

Investor Charge-Offs

    The servicer will allocate a portion of defaulted receivables for each calendar month to your series based on the average allocation percentage for your series for that calendar month. The allocation percentage is described under "--Allocation Percentages" above.

    Dilution will also be allocated to your series in the circumstances described in "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in the accompanying prospectus. If dilution is allocated among series, your series' share of dilution will equal:

      (1) dilution to be allocated to all series, times

      (2) a fraction,

      . the numerator of which is your series' allocation percentage for purposes of allocating finance charge collections, as described under "--Allocation Percentages" above, and

      . the denominator of which is the sum of the allocation percentages used by all outstanding series for purposes of allocating finance charge collections.

    On each distribution date, if the sum of the defaulted receivables and dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess.

    Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

Sharing Provisions

    Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for Spiegel Master Trust. See "Description of the Notes--Shared Excess Finance Charge Collections" in the accompanying prospectus.

    Your series is a principal sharing series. See "Description of the Notes-- Shared Principal Collections" in the accompanying prospectus.

Principal Accumulation Account

    The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described under "--Principal Payments" in this prospectus supplement.

    Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related interest period. If, for any distribution date, these net investment earnings are less than the product of:

      (a)the balance of the principal accumulation account on the record date immediately preceding that distribution date,

      (b)the note interest rate for the related interest period, and

      (c)the number of days in the related interest period divided by 360,

then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Reserve Account

    The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the rapid amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply finance charge collections allocated to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

    The reserve account funding date will be the distribution date with respect to the calendar month which commences three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

    The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal balance of the Series 2001-A notes or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of the notes, without reliance on the insurance policy.

    On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the required spread account amount and will distribute any remaining excess to Spiegel Acceptance. Any amounts withdrawn from the reserve account and distributed to Spiegel Acceptance will not be available for distribution to the noteholders.

    All amounts on deposit in the reserve account on any distribution date-- after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date--will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

    On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the rapid amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

      (1)the amount then on deposit in the reserve account with respect to that distribution date;

      (2)the required reserve account amount; and


      (3)the amount of the shortfall described under "--Principal
  Accumulation Account" above.

Amounts withdrawn from the reserve account on any distribution date will be included as finance charge collections available to your series for that distribution date.

    The reserve account will be terminated upon the earliest to occur of:

      (1)the first distribution date for the rapid amortization period;

      (2)the expected principal payment date; and

      (3)the termination of the issuer.

    Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be deposited in the spread account to the extent that funds available in the spread account are less than the required spread account amount and any remaining amounts will be distributed to Spiegel Acceptance. Any amounts withdrawn from the reserve account and distributed to Spiegel Acceptance will not be available for distribution to the noteholders.

Excess Collateral Amount

    An excess collateral amount provides credit enhancement for your series. The initial excess collateral amount will be at least $85,800,000, which equals 12.5% or more of the initial collateral amount.

    On each distribution date during the controlled accumulation period, the excess collateral amount will be decreased--but not below the required excess collateral amount after giving effect to any deposits to the principal accumulation account on that distribution date--by the amount of funds that are available but not required to be deposited into the principal accumulation account on that distribution date. See "Description of Series Provisions-- Controlled Accumulation Period" in this prospectus supplement and "Credit Enhancement--Excess Collateral Amount" in the accompanying prospectus.

    The excess collateral amount provides credit enhancement by absorbing reductions to the collateral amount that could occur if either:

  . principal collections are reallocated to pay interest on the notes, net swap payments due from the issuer or the servicing fee for your series payable to non-affiliates when finance charge collections and investment earnings are not sufficient to make these payments on any payment date; or

  . finance charge collections and investment earnings are not sufficient to cover your series' share of defaulted receivables and uncovered dilution amounts on any payment date.

If the total amount of these two types of reductions exceeds the excess collateral amount, then the notes may not be repaid in full by the expected principal payment date.

    The required excess collateral amount for your series on any day is currently equal to no less than 12.5% of the total collateral amount on that day. However, a percentage lower than 12.5% may be used to calculate the required excess collateral amount in the future if the insurer consents and each rating agency we designate for the Series 2001-A notes confirms that the use of a lower percentage will not impair its ratings of the notes without the reliance on the insurance policy. In addition:

      (a)except as provided in clause (c), the required excess collateral amount will never be less than 3% of the initial collateral amount,

      (b)except as provided in clause (c), the required excess collateral amount will not reduce during a rapid amortization period, and

      (c)the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes, minus the balance on deposit in the principal accumulation account.

    The insurer may require the required excess collateral amount to be calculated based on a percentage higher than 12.5% if in the future the accounts in the trust portfolio do not meet the criteria required by the insurance agreement, including requirements relating to the delinquency status of the accounts and limitations on the number of accounts in the trust portfolio that offer deferred payment or delayed payment options to customers.

Spread Account

    The indenture trustee will establish and maintain as a segregated account held as security primarily for the benefit of the noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under "--Spread Account Distributions."

    The spread account will have an initial balance of $0 on the closing date and will be funded up to the required spread account amount on each distribution date from finance charge collections allocated to your series to the extent available for that purpose.

    The required spread account amount will be determined on each distribution date as follows:

  . Prior to a pay out event with respect to Series 2001-A, the required spread account amount for any date of determination will not be less than the product of (a) the spread account percentage determined in accordance with the table below for that date of determination and (b) the initial principal balance of the Series 2001-A notes, but will not exceed the outstanding principal balance of the notes, minus the principal accumulation account balance on that date of determination.

    The spread account percentage will be determined as follows:

    If the Average Excess Spread Percentage is          then, the spread account
   greater than:             less than or equal to:      percentage will equal:
   -------------     and     ----------------------     ------------------------
        5.5%                           --                    2.00% (level 1)
        5.0%                          5.5%                   4.50% (level 2)
        4.5%                          5.0%                   5.50% (level 3)
        3.5%                          4.5%                   7.00% (level 4)
         --                           3.5%                  10.00% (level 5)

  . If a pay out event with respect to the Series 2001-A notes has occurred, the required spread account amount for any distribution date will be equal to the outstanding principal amount of the Series 2001-A notes and may not be subsequently reduced.

    After the spread account percentage has been increased above 2.00% as specified in the table above, it will remain at the specified percentage until:

  . further increased to a higher required percentage as specified above, or

  . the third consecutive distribution date on which the Average Excess Spread Percentage has increased to a level above that for the then-current spread account percentage, in which case the spread account percentage will be decreased to the appropriate percentage as specified above; provided that, if the appropriate spread account percentage would be more than one level below the current spread account percentage, the spread account percentage will be decreased by one level on that distribution date and by one additional level on each subsequent distribution date until the spread account percentage has been reduced to the appropriate spread account percentage based on the Average Excess Spread Percentages for the then-current and two prior distribution dates.

    Funds on deposit in the spread account will be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to Spiegel Acceptance. However, after an event of default and acceleration of your series of notes, these investment earnings will be available for payment to holders of the notes.

Spread Account Distributions

    On each distribution date, funds on deposit in the spread account-- including, after an event of default and acceleration of the notes, investment earnings--will be applied to cover the following items in the following order of priority, to the extent not covered by finance charge collections or reallocated principal collections:

      (1)interest on the notes and net swap payments owed by the issuer; and

      (2)servicing fees payable to anyone other than our affiliates.

    On the Series 2001-A final maturity date, funds available in the spread account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the outstanding principal balance of the notes.

    Funds on deposit in the spread account on any distribution date, after giving effect to all withdrawals from and deposits to the spread account, in excess of the required spread account amount will be paid to Spiegel Acceptance. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to Spiegel Acceptance.

Paired Series

    Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See "Description of the Notes--Paired Series" in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under "Description of the Notes--New Issuances of Notes" in the accompanying prospectus.

    We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 2001-A noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of a pay out event for a paired series, but not below the collateral amount as of the last day of the revolving period for the paired series. See "Allocation Percentages" above. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

Pay Out Events

    A pay out event will occur for the Series 2001-A notes upon the occurrence of any of the following events:

      (a)our failure (i) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 2001-A indenture supplement within the applicable grace period which shall not exceed 5 days or (ii) to observe or perform in any material respect any of our other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 2001-A indenture supplement, which failure has a material adverse effect on the Series 2001-A noteholders and which continues unremedied for a period of 45 days after written notice of the failure, requiring the same to be remedied;

      (b)any representation or warranty made by us in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 45 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

      (c)our failure to convey receivables in additional accounts to the trust within 10 days after we are required to do so;

      (d)any servicer default occurs;

      (e)the average of the Portfolio Yields for any 3 consecutive calendar months is less than the average of the Base Rates for the same calendar months;

      (f)sufficient funds are not available to pay in full the outstanding principal balance of the Series 2001-A notes on the expected principal payment date;

      (g)specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us, Spiegel, Inc. or the bank;

      (h)we are unable for any reason to transfer receivables to the trust;

      (i)Spiegel Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

      (j)an event of default for Series 2001-A occurs under the indenture;

      (k)a draw is made on the insurance policy;

      (l)failure of any interest rate swap counterparty to make a payment required under the interest rate swap for 5 business days after it is due or early termination of the interest rate swap unless the issuer obtains a replacement interest rate swap acceptable to the rating agencies and the insurer;

      (m)our failure or the servicer's failure to observe or perform covenants or agreements set forth in the insurance agreement within the applicable grace periods as described under "Certain Information Regarding the Policy and the Insurer--The Insurance Agreement" below;

      (n)specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to certain subsidiaries of Spiegel; or

      (o)specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the insurer.

    In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2001-A noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2001-A notes, by written notice to us, the servicer and, if notice is given by the Series 2001-A noteholders, the indenture trustee, declare that a pay out event has occurred with respect to the Series 2001-A notes as of the date of the notice. In the case of any event described in clause (m) or (n), a pay out event will be deemed to have occurred only if the insurer, by written notice to us, the servicer and the indenture trustee declares that a pay out event has occurred with respect to the Series 2001-A notes under the insurance agreement.

    In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series of notes then outstanding, and in the case of any event described in clause (c), (e), (f), (j), (k), (l) or (o) a pay out event with respect to only the Series 2001-A notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2001-A noteholders immediately upon the occurrence of the event.

    On the business day immediately before the date on which a pay out event is deemed to have occurred, the rapid amortization period will begin.

    See "Description of the Notes--Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us.

Events of Default

    Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, an event of default will occur under the indenture for Series 2001-A upon the occurrence of any of the following events, unless waived by the insurer:

    (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for the Series 2001-A notes;

    (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of 28 days;

    (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

    (4) the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the Series 2001-A notes in any material respect and the failure continues, or is not cured, for 45 days after notice to the issuer and the indenture trustee by the insurer; or

    (5) any servicer default occurs.

    Upon the occurrence of an event of default and acceleration of the notes, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, the insurer will have the right, but not the obligation, to cause the indenture trustee to sell principal receivables in an amount equal to the collateral amount for your series, together with the related finance charge receivables. Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes on each distribution date. Following the occurrence of an event of default, the insurer may also elect, in its sole discretion, to pay all or any portion of the outstanding principal amount of the notes, plus accrued interest on the notes.

    If the insurer is insolvent or has defaulted on its obligations under the insurance policy, events of default for Series 2001-A will consist of the events of default described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus, and the indenture trustee and the noteholders will have the rights under the indenture described therein.

Servicing Compensation and Payment of Expenses

    The servicing fee rate for your series is 2% per annum. Your series' share of the servicing fee for each month will be calculated as described under "Description of the Notes--Servicing Compensation and Payment of Expenses" in the accompanying prospectus. However, the monthly servicing fee allocable to
your series for the first distribution date will equal $       .

      CERTAIN INFORMATION REGARDING THE INSURANCE POLICY AND THE INSURER

The Insurance Policy

    On or before the closing date, MBIA Insurance Corporation will issue an insurance policy pursuant to the provisions of an insurance and reimbursement agreement to be dated as of the closing date among the issuer, us, the servicer and MBIA, and which is described under "--The Insurance Agreement" below.

    The insurance policy will irrevocably and unconditionally guarantee payment to the indenture trustee for the benefit of noteholders the full and complete payment of (a) on each distribution date, accrued and unpaid interest due on the notes, net swap payments payable by the issuer and, if the servicer is not our affiliate, the monthly servicing fee payment due to the servicer, and (b) on the final maturity date, the outstanding principal balance of the notes together with accrued and unpaid interest thereon.

    The insurance policy does not cover shortfalls, if any, attributable to the liability of the issuer or the servicer for withholding taxes, if any, including interest and penalties in respect of such liability. The insurance policy will also not cover early termination payments due under the interest rate swap.

    The indenture trustee will give written notice of any claims on the insurance policy to the insurer by the close of business on the second business day before the payment date or final maturity date, as applicable. Payment of claims on the insurance policy will be made by the insurer following receipt by the insurer of the appropriate notice for payment, not later than 12:00 noon, New York City time, on the second business day following receipt of the notice for payment.

    If payment of any amount guaranteed by the insurer pursuant to the insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the servicer, us or the issuer, the insurer will pay such amount out of the funds of the insurer on the date when due to be paid pursuant to the order referred to below or, if later, the first to occur of:

      (1)the fourth business day following receipt by the insurer from the indenture trustee of:

         (a)a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the indenture trustee is required to return the amount of any interest or principal payment distributed with respect to the notes during the term of the insurance policy because such distributions were avoidable preference payments under applicable bankruptcy law, which order is final and not subject to appeal,

         (b)a notice for payment in the form specified by the insurance policy, and

         (c)an assignment duly executed and delivered by the noteholders, in such form as is reasonably required by the insurer and provided to the noteholders by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholders relating to or arising under the Series 2001-A notes against the issuer, or

      (2)the date of receipt by the insurer from the indenture trustee of the items referred to in clauses (a) through (c) above if, at least four business days prior to the date of receipt, the insurer had received written notice from the indenture trustee that those items were to be delivered on that date and that date had been specified in the notice.

    Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or the Series 2001-A noteholders directly, as the case may be. However, if the indenture trustee or the Series 2001-A noteholders have made payment of the preference amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, such payment will be made to the indenture trustee or the Series 2001-A noteholders, as the case may be.

    For purposes of this description of the insurance policy, any reference to "receipt or received" means actual delivery to the insurer and to the fiscal agent appointed by the insurer at its option, if any, prior to 1:00 p.m., New York City time, on a business day. Delivery either on a day that is not a business day or after 1:00 p.m., New York City time, will be deemed to be received on the following business day. If any notice or certificate given under the insurance policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, the insurer or the fiscal agent will promptly advise the indenture trustee and the notice or certificate, as applicable, will be deemed not to have been received. The indenture trustee may submit an amended notice or certificate.

    The insurer's obligations under the insurance policy in respect of guaranteed distributions will be discharged to the extent funds are transferred to the indenture trustee as provided in the insurance policy or deposited by the servicer into the collection account, whether or not such funds are properly applied by the indenture trustee.

    The insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the notes to the extent of any payment by the insurer under the insurance policy. To the extent the insurer makes guaranteed distributions, either directly or indirectly (as by paying through the indenture trustee), to the noteholders, the insurer will be subrogated to the rights of the noteholders with respect to those guaranteed distributions, will be deemed, to the extent of the payments so made, to be a registered noteholder for purposes of payment and will receive all future guaranteed distributions until all such guaranteed distributions by the insurer have been fully reimbursed, but only if the noteholders have received the full amount of the guaranteed distributions.

    The terms of the insurance policy cannot be modified, altered or affected by any other agreement or instrument without the consent of the insurer and the indenture trustee. The insurance policy by its terms may not be cancelled or revoked. The insurance policy is governed by the laws of the State of New York.

    Unless the insurer has failed to make a required payment for two business days after a payment is due under the insurance policy or the insurer becomes the subject of certain insolvency events, the insurer will be deemed to be the holder of the notes for certain purposes (other than with respect to payments on the notes) and will be entitled to exercise all rights of the noteholders without the consent of the noteholders, except with respect to any amendment or waiver requiring the consent of all affected noteholders, in which case the consent of both the insurer and all affected noteholders will be required. In addition, the insurer is an express third-party beneficiary of the indenture supplement, to the extent of provisions relating to the insurer.

    In the absence of payments under the insurance policy, noteholders will bear directly the credit and other risks associated with their notes.

The Insurer

    The insurer, MBIA Insurance Corporation, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement, the prospectus or any information or disclosure contained herein or therein, other than with respect to the accuracy of the information under the headings "--The Insurer," "--Insurer Financial Information," "--Where You Can Obtain Additional Information About the Insurer" and "--Financial Strength Ratings of the Insurer." Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

    The insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Insurer Financial Information

    The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

  (1)MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
    2000.

  (2) MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  (3)The report on Form 8-K filed by MBIA Inc. on January 30, 2001.

    Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the Series 2001-A notes shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    The consolidated financial statements of the insurer and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000 prepared in accordance with generally accepted accounting principals, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2000, and the consolidated financial statements of the insurer and its subsidiaries as of March 31, 2001 and for the nine-month periods ended March 31, 2001 and March 31, 2000 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

    All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

    MBIA Inc. files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, (2) MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and (3) the report on Form 8-K filed by MBIA Inc. on January 30, 2001) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois; (iii) over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

    The following tables present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles.

                                                         Statutory Accounting
                                                               Practices
                                                        -----------------------
                                                        December 31, March 31,
                                                            2000        2001
                                                        ------------ ----------
                                                         (Audited)   (Unaudited)
                                                             (In millions)
      Admitted Assets..................................    $7,627      $7,839
      Liabilities......................................     5,245       5,476
      Capital and Surplus..............................     2,382       2,363
                                                                 GAAP
                                                        -----------------------
                                                        December 31, March 31,
                                                            2000        2001
                                                        ------------ ----------
                                                         (Audited)   (Unaudited)
                                                             (In millions)
      Assets...........................................    $8,450      $8,795
      Liabilities......................................     3,642       3,849
      Shareholder's equity.............................     4,808       4,946

Financial Strength Ratings of the Insurer

    Moody's rates the financial strength of the insurer "Aaa."

    Standard & Poor's rates the financial strength of the insurer "AAA."

    Fitch rates the financial strength of the insurer "AAA."

    Each rating of the insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the assigning rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

The Insurance Agreement

    Under the insurance agreement, the occurrence of any of the following events, unless waived by the insurer, will cause a pay out event to occur for your series:

  . the average amount of dilution with respect to principal receivables in the trust portfolio for any three consecutive calendar months exceeds 8.5% of the average aggregate amount of principal receivables in the trust portfolio during the same three-month period;

  . the servicer fails to maintain a sub-servicing agreement with First Data Resources, Inc. or another sub-servicer acceptable to the insurer;

  . the servicer fails to remain "well capitalized" within the meaning of Federal bank regulations and that failure is not cured within 30 days;

  .  a material change in control of Spiegel, Inc. occurs;

  . bankruptcy, insolvency or similar events relating to certain subsidiaries of Spiegel; or

  . we or any of our affiliates fails to observe or perform in any material respect any of the covenants or agreements set forth in the insurance agreement or breaches in any material respect any representation or warranty made in the insurance agreement and that failure or breach is not cured within the applicable grace period specified in the insurance agreement.

    Under the insurance agreement, the prior consent of the insurer will be required for specified actions under the transfer and servicing agreement, the indenture, the indenture supplement and the related documents. For example, under the circumstances described in the insurance agreement, the consent of the insurer may be required for mergers or consolidations of the servicer or the addition and removal of accounts. In addition, if the servicer or the seller fails to perform or observe its covenants or other agreements under, or breaches its representations and warranties made in, the transfer and servicing agreement, the indenture, the indenture supplement and the related documents, the grace periods for curing those failures or breaches described in this prospectus supplement and the accompanying prospectus may be shorter if the insurer is exercising the rights and remedies of the noteholders.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement between us, Spiegel and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                                Principal Amount
           Underwriters                                             of Notes
           ------------                                         ----------------
      J.P. Morgan Securities Inc...............................   $
      Banc of America Securities LLC...........................
      Deutsche Banc Alex. Brown Inc............................
      Dresdner Kleinwort Wasserstein Securities LLC............
                                                                  ------------
          Total................................................   $
                                                                  ============

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered by this prospectus supplement if any of the notes are purchased.

    The underwriters have advised us that they propose initially to offer the notes to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this
prospectus supplement less a concession not in excess of     %. The
underwriters and those dealers may reallow a concession not in excess of     %.
After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional
offering expenses are estimated to be $       .

    The underwriters will be compensated as set forth in the following table:

      Underwriters'                     Amount
      Discounts and                   per $1,000
       Commissions                   of Principal                               Total Amount
      -------------                  ------------                               ------------
              %                         $                                        $

    Each underwriter has represented and agreed that:

      (a)it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

      (b)it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in
  Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

      (c)if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in
  Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

      (d)it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

    We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

    The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

    In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. We will use a portion of the net proceeds from the issuance of the Series 2001-A notes to reduce outstandings under various credit facilities provided by some of the underwriters, their affiliates and special purpose entities administered by some of the underwriters and their affiliates.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Series 2001-A notes will be passed upon for us by Rooks, Pitts and Poust, special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2001-A notes will be passed upon for us by Rooks, Pitts and Poust. Certain legal matters relating to the issuance of the Series 2001-A notes will be passed upon for the underwriters by Mayer, Brown & Platt.

                                    EXPERTS

    The consolidated balance sheets of MBIA Insurance Corporation and its subsidiaries as of December 31, 2000, and December 31, 1999, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                  GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

    "Average Excess Spread Percentage" means, for any distribution date, the percentage determined as follows:

   For the August 2001
     distribution date:      The Excess Spread Percentage for the August 2001
                                            distribution date
   For the September 2001
    distribution date:       The sum of the Excess Spread Percentage for the
                          August 2001 distribution date, plus the Excess Spread
                           Percentage for the September 2001 distribution date
                          -----------------------------------------------------
                                                    2
   For each following
    distribution date:       The sum of the Excess Spread Percentages for the
                             then-current distribution date and the two prior
                                            distribution dates
                          -----------------------------------------------------
                                                    3

    "Base Rate" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

      (1) the numerator of which is the sum of (a) the interest due on the Series 2001-A notes, (b) the monthly servicing fee for the Series 2001-A notes, (c) any net swap payment due from the issuer and (d) the monthly insurance premium, each for the following distribution date; and

      (2) the denominator of which is the collateral amount as of the first day of that calendar month.

    "Excess Spread Percentage" means, for any distribution date, the amount, if any, by which the Portfolio Yield for the prior calendar month exceeds the Base Rate for the prior calendar month. However, the Excess Spread Percentage for the first distribution date will be calculated for the period from the closing date through the end of the calendar month preceding the first distribution date.

    "Portfolio Yield" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

      (1) the numerator of which is (a) the amount of finance charge collections allocated to your series, plus (b) net swap receipts received under the interest rate swap, minus (c) the amount of defaulted receivables allocated to your series for that calendar month; and

      (2) the denominator of which is the collateral amount as of the first day of that calendar month.

The allocation of finance charge collections referred to in clause (1) above will be made in accordance with the method of estimation that the servicer uses from time to time to allocate collections between finance charge collections and principal collections. The amount of finance charge collections referred to in clause (1) will also include net investment proceeds transferred from the principal accumulation account, amounts withdrawn from the reserve account and, if the rating agencies confirm that this will not impair their ratings of your series, any available excess finance charge collections from other series.

                                                                         Annex I

                    OTHER SECURITIES ISSUED AND OUTSTANDING

    The principal characteristics of the other outstanding series notes previously issued by the issuer and the outstanding series of investor certificates issued by Spiegel Master Trust are set forth in Part A and Part B, respectively, of the table below. All of the outstanding series of notes and investor certificates are in group one. For more specific information with respect to any series of notes or investor certificates, any prospective investor should contact Spiegel Credit Corporation III at (302) 429-7609.

Part A

Series 2000-A

Principal Amount................................................... $600,000,000
Initial Collateral Amount.......................................... $670,400,000
Initial Excess Collateral Amount.................................... $70,400,000
Interest Rate.............................. one-month LIBOR plus 0.30% per annum
Controlled Accumulation Amount...................................... $50,000,000
Expected principal payment date................. November 2005 distribution date
Annual servicing fee percentage.................................. 2.0% per annum
Enhancement.... Financial guaranty insurance policy, spread account and interest rate swap
Series 2000-A termination date.................. November 2010 distribution date
Series Issuance Date.......................................... December 19, 2000

Part B

Series 1999-A

Initial Class A Investor Amount..................................... $99,000,000
Initial Class B Investor Amount..................................... $34,783,784
Maximum Class A Investor Amount.................................... $350,000,000
Maximum Class B Investor Amount.................................... $122,972,973
Class A interest rate....... Floating rate generally based upon commercial paper rates
Class B interest rate...................................... non-interest bearing
Scheduled Pay Out Commencement Date............. February 2001 Distribution Date
Paired Series.......................................... Series 1994-B and 1995-A
Annual servicing fee percentage.................................. 2.0% per annum
Enhancement for the Class A certificates............... Subordination of Class B certificates, spread
                                                        account
Series 1999-A termination date...................... July 2006 distribution date
Series Issuance Date.......................................... November 15, 1999

Series 1999-B

Initial Class A Investor Amount.............................................. $0
Initial Class B Investor Amount.............................................. $0
Maximum Class A Investor Amount.................................. $1,125,000,000
Maximum Class B Investor Amount.................................... $281,250,000
Class A interest rate....... Floating rate generally based upon commercial paper rates
Class B interest rate...................................... non-interest bearing
Scheduled Pay Out Commencement Date.... last day of December 2002 Monthly Period
Annual servicing fee percentage.................................. 2.0% per annum
Enhancement for the Class A certificates.. Subordination of Class B certificates Series 1999-B termination date.. 36 months after the earlier of the commencement of the Controlled Amortization Period or a Rapid Amortization period
Series Issuance Date........................................... December 9, 1999

PROSPECTUS

                     Spiegel Credit Card Master Note Trust
                                    Issuer

                        Spiegel Credit Corporation III
                                    Seller

                         First Consumers National Bank
                                   Servicer

                              Asset Backed Notes

The Issuer--

  . may periodically issue asset backed notes in one or more series with one or more classes; and

  . will have a direct or indirect interest in--

   . receivables in a portfolio of private label retail revolving credit card accounts owned by First Consumers National Bank;

   . payments due on those receivables; and

   . other property described in this prospectus and in the accompanying prospectus supplement.

The Notes--

  . will be paid only from the trust assets;

  . offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

  . may have one or more forms of credit enhancement; and

  . will be issued as part of a designated series which may include one or more classes of notes.

    You should consider carefully the risk factors beginning on page 2 in this prospectus.

    A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal
 Deposit Insurance Corporation or any other governmental agency.

    The notes are obligations of Spiegel Credit Card Master Note Trust only and are not obligations of First Consumers National Bank, Spiegel Credit Corporation III or any other person.

    This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.


   Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 June 22, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

  .the terms, including interest rates, for each class;

  .the timing of interest and principal payments;

  .information about the receivables;

  .information about credit enhancement, if any, for each class;

  .the ratings for each class being offered; and

  .the method for selling the notes.

    If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

    We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary: Overview of Transactions..........................................   1

Risk Factors...............................................................   2

Important Parties..........................................................   9
 The Issuer................................................................   9
 Spiegel Master Trust......................................................   9
 Spiegel, Inc. and its Retail Subsidiaries.................................  10
 First Consumers National Bank.............................................  10
 Spiegel Credit Corporation III............................................  11
 Spiegel Acceptance Corporation............................................  11

The Bank's Private Label Credit Card Activities............................  11
 General...................................................................  11
 Credit Granting Procedures................................................  11
 Pre-approved..............................................................  11
 Non-Pre-approved..........................................................  12
 Billing and Payments......................................................  13
 Delinquency and Collections...............................................  14
 Customer Service and Account Management...................................  15
 Description of First Data Resources.......................................  15

The Trust Portfolio........................................................  16

Use of Proceeds............................................................  18

Description of the Notes...................................................  18
 General...................................................................  18
 Book-Entry Registration...................................................  19
 Definitive Notes..........................................................  23
 Interest Payments.........................................................  24
 Principal Payments........................................................  24
 Suspension and Postponement of Controlled Accumulation Period.............  25
 Transfer and Assignment of Receivables....................................  27
 New Issuances of Notes....................................................  28
 Representations and Warranties............................................  29
 Addition of Trust Assets..................................................  30
 Removal of Accounts.......................................................  31

                                                                            Page
                                                                            ----
 Collection and Other Servicing Procedures.................................  32
 Discount Option...........................................................  32
 Trust Accounts............................................................  32
 Funding Period............................................................  33
 Application of Collections................................................  34
 Shared Excess Finance Charge Collections..................................  35
 Shared Principal Collections..............................................  35
 Excess Funding Account....................................................  36
 Defaulted Receivables; Dilution; Investor Charge-Offs.....................  36
 Defeasance................................................................  37
 Final Payment of Principal................................................  37
 Paired Series.............................................................  38
 Pay Out Events............................................................  39
 Servicing Compensation and Payment of Expenses............................  40
 Matters Regarding the Seller and the Servicer.............................  40
 Servicer Default..........................................................  43
 Reports to Noteholders....................................................  45
 Evidence as to Compliance.................................................  46
 Amendments................................................................  47

The Indenture..............................................................  49
 Events of Default; Rights upon Event of Default...........................  49
 Covenants.................................................................  52
 Modification of the Indenture.............................................  54
 Annual Compliance Statement...............................................  56
 Indenture Trustee's Annual Report.........................................  56
 List of Noteholders.......................................................  56
 Satisfaction and Discharge of Indenture...................................  56
 The Indenture Trustee.....................................................  56
 Matters Regarding the Administrator.......................................  57

Pooling and Servicing Agreement............................................  57
 New Issuances of Investor Certificates....................................  57

                                                                            Page
                                                                            ----
 Amendments................................................................  58

Credit Enhancement.........................................................  58
 General...................................................................  58
 Excess Collateral Amount..................................................  60
 Subordination.............................................................  60
 Letter of Credit..........................................................  61
 Derivative Agreements.....................................................  61
 Cash Collateral Guaranty or Account.......................................  61
 Surety Bond or Insurance Policy...........................................  62
 Spread Account............................................................  62
 Reserve Account...........................................................  62

Description of the Receivables Purchase Agreement..........................  63
 Sale of Receivables.......................................................  63
 Representations and Warranties............................................  63
 Covenants.................................................................  64
 Amendments................................................................  65
 Termination...............................................................  65

Note Ratings...............................................................  65

Material Legal Aspects of the Receivables..................................  66
 Transfer of Receivables...................................................  66

                                                                            Page
                                                                            ----
 Conservatorship, Receivership and Bankruptcy..............................  67
 Consumer Protection Laws..................................................  69

Federal Income Tax Consequences............................................  70
 General...................................................................  70
 Tax Classification of the Issuer and the Notes............................  71
 Consequences to Holders of the Offered Notes..............................  72
 State and Local Tax Consequences..........................................  74

ERISA Considerations.......................................................  74

Plan of Distribution.......................................................  76

Reports to Noteholders.....................................................  77

Where You Can Find More Information........................................  77

Glossary of Terms For Prospectus...........................................  78

Annex I
 Global Clearance, Settlement and Tax Documentation Procedures............. A-1

                       SUMMARY: OVERVIEW OF TRANSACTIONS

                                  [Flow Chart]

    Each series of notes will be issued by Spiegel Credit Card Master Note Trust and will include one or more classes of notes, representing debt of the issuer. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, amount of distributions in respect of principal or interest and credit enhancement. We, Spiegel Credit Corporation III, will disclose the details of these timing, priority and other matters in a prospectus supplement.

    Initially, the primary asset of the issuer will be a collateral certificate issued by Spiegel Master Trust to us and transferred to the issuer under a transfer and servicing agreement. It represents a beneficial interest in the assets of Spiegel Master Trust. Spiegel Master Trust owns primarily credit card receivables arising in private label retail revolving credit card accounts.

    First Consumers National Bank is the originator of the credit card receivables. It has designated all eligible accounts from its portfolio of private label retail credit card accounts and has transferred the receivables in those accounts to us, directly or indirectly, under a receivables purchase agreement. Indirect sales occur when the bank designates accounts that have outstanding receivables, which receivables the bank previously has sold to our mutual affiliate Spiegel Acceptance Corporation. Spiegel Acceptance then sells those outstanding receivables to us. We have, in turn, transferred those credit card receivables to Spiegel Master Trust under a pooling and servicing agreement. The bank will continue to own the accounts that are designated to the trust. After all outstanding series of investor certificates that have been issued by Spiegel Master Trust have been retired, we may cause Spiegel Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer. We refer to the entity--either Spiegel Master Trust or the issuer--that holds the receivables at any given time as the trust.

    The notes will represent the right to payments from a portion of collections on the credit card receivables held by the trust. All new receivables generated in the accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.

    The bank continues to service the receivables that are transferred to the trust and will act as the issuer's administrator.

    The Bank of New York is the trustee for Spiegel Master Trust. The Bank of New York will also act as indenture trustee for the issuer. The issuer will grant a security interest in its assets--including the collateral certificate or, if Spiegel Master Trust has terminated, the receivables--to the indenture trustee for the benefit of the noteholders.

                                  RISK FACTORS

    The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

           It may not be possible to find an investor to purchase your notes.

               The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

           Some liens would be given priority over your notes which could cause delayed or reduced payments.

               We, the bank and Spiegel Acceptance account for the transfer of the receivables as a sale. Even so, a court could conclude that we, Spiegel Acceptance or the bank owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a first-priority perfected security interest, either directly or through Spiegel Master Trust.

               If a court were to conclude that the trust has only a security interest, a tax or governmental lien or other lien imposed under applicable state or federal law without consent on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer if (a) insolvency proceedings were commenced by or against the servicer or (b) a ten-day period were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Notes--Representations and Warranties" in this prospectus.

           If a conservator or receiver were appointed for First
           Consumers National Bank, or if we or Spiegel Acceptance became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

               If the bank were to become insolvent, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs. In addition, no agreement that tended to diminish or defeat the FDIC's interest in an asset acquired from the bank would be enforceable against the FDIC unless the agreement meets legal requirements. One of those requirements is that the agreement would have to have been executed by the bank contemporaneously with the bank's acquisition of the asset.

               The FDIC has adopted a rule stating that the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. The same rule states that the FDIC shall not seek to avoid an otherwise legally enforceable securitization agreement solely because the agreement does not satisfy the contemporaneous execution requirement. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.

               We have structured the issuance of the notes with the intention that the direct or indirect transfers of the receivables from the bank to us would have the benefit of this rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables, however, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced. Furthermore, if the FDIC's assertion were successful, the FDIC could--

               . require the indenture trustee to go through the
                 administrative claims procedure established by the FDIC in order to obtain payments on the notes;

               . obtain a stay of any actions by the indenture
                 trustee to enforce against the bank the
                 receivables purchase agreement or the purchase agreement between Spiegel Acceptance and the bank; or

               . repudiate the receivables purchase agreement and
                 limit our claims to our "actual direct
                 compensatory damages" (as defined in the statute that governs the FDIC's authority and actions as a receiver or conservator).

               If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

               We are a wholly-owned, bankruptcy remote subsidiary of Spiegel. Our certificate of incorporation limits the nature of our business and restricts our ability to commence a voluntary case under the bankruptcy code without the unanimous consent of our board of directors.

               If, however, we or Spiegel Acceptance became a debtor in a bankruptcy case, and if Spiegel Acceptance's transfer of the receivables to us or our transfer of the receivables to the trust were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced. In addition, if we, Spiegel or Spiegel Acceptance were to become a debtor in a bankruptcy case and our assets and liabilities were substantively consolidated with those of Spiegel or Spiegel Acceptance, your payments of outstanding principal and interest could be delayed and possibly reduced.

               If a conservator or receiver were appointed for the bank, or if we or Spiegel Acceptance were to become a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred.

               In addition, a conservator or receiver for the servicer may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

               See "Material Legal Aspects of the Receivables--
           Conservatorship, Receivership and Bankruptcy" in this prospectus.

           The account owner may change the terms and conditions of the accounts in a way that reduces collections.

               As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

           Changes to consumer protection laws may impede collection efforts or reduce collections.

               Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections.

              Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables.

               If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

           Limited remedies for breaches of representations could reduce or delay payments.

               When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, none of the trustee for Spiegel Master Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

               A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes--Representations and Warranties" in this prospectus.

           Payment patterns of receivables could reduce collections.

               The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in the accompanying prospectus supplement.

           Allocations of charged-off receivables or uncovered dilution could reduce payments to you.

               The servicer will write off the receivables arising in accounts designated to the trust if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions--Allocation Percentages" and "--Investor Charge-Offs" in the accompanying prospectus supplement. Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges and the like, called dilution, are typically absorbed by reductions in Spiegel Acceptance's interest in the trust or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors.

           However, to the extent Spiegel Acceptance's interest is insufficient to cover dilution for any calendar month and we then default in our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions--Investor Charge-Offs" in the accompanying prospectus supplement and "Description of the Notes-- Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

           Subordinated classes bear losses before senior classes.

               One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes or to reimburse for that series' share of charged-off receivables, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

           Recharacterization of principal receivables would reduce principal receivables and may require addition of new receivables.

               As described under "Description of the Notes-- Discount Option," we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of a pay out event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into rapid amortization.

           The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

               The accounts currently have finance charges assessed at a variable rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

           The trust is dependent on Spiegel's retail subsidiaries to generate new receivables.

               Because FCNB Preferred Charge accounts can be used for purchases of merchandise and services only from Spiegel's retail subsidiaries, the trust is completely dependent upon Spiegel's retail subsidiaries for the generation of receivables. Currently, Spiegel's primary retail subsidiaries are Spiegel Catalog, Inc., Eddie Bauer, Inc. and Newport News, Inc. The business of catalog and retail store marketing of merchandise and services is highly competitive. Although Spiegel is one of the largest retail catalog merchandisers in the United States, it and its retail subsidiaries have several major competitors on a national level and many competitors with their retail stores. Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. We cannot guarantee that Spiegel's retail subsidiaries will continue to generate receivables at the same rate as in prior years. See "The Bank's Private Label Credit Card Activities-- Spiegel."

           Use of private label cards by customers of Spiegel's retail subsidiaries may decline.

               Because Spiegel's retail subsidiaries accept other credit cards in addition to the FCNB Preferred Charge, including American Express, MasterCard, Discover and VISA, not all sales on credit by Spiegel's retail subsidiaries will generate receivables that will be transferred to the trust. In addition, the bank issues MasterCard and VISA credit cards, some of which are issued to holders of FCNB Preferred Charge accounts. No receivables arising under those MasterCard and VISA credit card accounts are currently being transferred to the trust. We cannot guarantee that the FCNB Preferred Charge accounts will continue to maintain their current percentage of Spiegel Catalog, Eddie Bauer and Newport News sales against competition from other credit sources. See "The Bank's Private Label Credit Card Activities--Spiegel."

           Competition from other credit card issuers may detrimentally affect the performance of the receivables.

               The credit card industry is a competitive market. Many other credit card issuers exist that issue a variety of credit cards, including American Express, MasterCard, Discover and VISA. This competition may affect the bank's ability to generate new receivables on existing accounts, maintain existing accounts and generate new accounts. As a result, competition from other credit card issuers may affect the performance of the receivables in the trust.

    This prospectus uses defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus" beginning on page 78 in this prospectus.

                               IMPORTANT PARTIES

The Issuer

    The issuer of your notes will be Spiegel Credit Card Master Note Trust. The issuer is a common law trust created under the laws of the State of Illinois. It is operated under a trust agreement, dated as of December 1, 2000, between us and Bankers Trust Company, as owner trustee.

    The activities of the issuer are limited to:

  . acquiring, owning and managing the trust assets and the proceeds of those assets;

  . issuing and making payments on the notes; and

  . engaging in related activities.

    The issuer's principal offices are in New York, in care of Bankers Trust Company, as owner trustee, at the following address: 4 Albany Street, 10th Floor, New York, New York 10006, Attention: Structured Finance Group.

    We will pay the fees of the owner trustee and will reimburse it for various liabilities and expenses.

Spiegel Master Trust

    The notes are secured by a beneficial interest in a pool of receivables that arise under private label retail credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by Spiegel Master Trust, an Illinois common law trust formed by us in September 1994 to securitize a portion of the bank's private label credit card receivables. Spiegel Master Trust is operated under a pooling and servicing agreement, amended and restated in December 1994, among us, as seller, the bank, as servicer, and The Bank of New York, as trustee.

    Spiegel Master Trust has issued a collateral certificate to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuer under a transfer and servicing agreement among us, as seller, the bank, as servicer, and the issuer. The other outstanding series of investor certificates issued by Spiegel Master Trust and the notes are referred to in this prospectus, collectively, as the securities and the holders of those securities are referred to as the securityholders. After all the outstanding series of investor certificates issued by Spiegel Master Trust are retired, we may cause Spiegel Master Trust to terminate, at which time the receivables will be transferred to the issuer under the transfer and servicing agreement and held directly by the issuer.

Spiegel, Inc. and its Retail Subsidiaries

    Though not a party to the agreements governing the notes, the trust, the issuer or the accounts, Spiegel is our parent and the parent of First Consumers National Bank and Spiegel Acceptance. The receivables arise from sales by the retail operations of Spiegel's subsidiaries and limited cash advances. Spiegel is a leading international specialty retailer that offers merchandise through its subsidiaries, including Eddie Bauer, Inc., Newport News, Inc. and Spiegel Catalog, Inc. Spiegel's retail subsidiaries distribute apparel, household furnishings and other merchandise through catalogs, Internet sites and retail stores.

    Spiegel and its predecessors date from 1865. Spiegel has operated as a catalog merchandiser since 1905 and was incorporated in Delaware in 1965. In 1988, Spiegel acquired Eddie Bauer. In August 1993, Spiegel acquired substantially all of the assets of Newport News, which was formerly named New Hampton, Inc. until 1995.

    The retail businesses of Spiegel Catalog, Eddie Bauer and Newport News are described under "Spiegel's Retail Operations" in the accompanying prospectus supplement.

First Consumers National Bank

    First Consumers National Bank is headquartered in Beaverton, Oregon, which is a suburb of Portland. The bank was organized as a national banking association on December 12, 1988, and operates as a "credit card bank." The bank was acquired by Spiegel on November 1, 1990. As a credit card bank, the bank's activities are limited primarily to the issuance of credit cards, including MasterCard and VISA credit cards, as well as the bank's private label credit card, the FCNB Preferred Charge card. A portion of the bank's portfolio of private label credit card accounts are designated as trust accounts. The bank continues to service the receivables that are transferred to the trust.

    The bank, in its capacity as administrator under the administration agreement, dated as of December 1, 2000, between the administrator and the issuer, will provide the notices and perform on behalf of the issuer other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

    The bank is regulated, supervised, and examined by the Office of the Comptroller of the Currency.

Spiegel Credit Corporation III

    We--Spiegel Credit Corporation III--were incorporated in Delaware on September 13, 1994, and are a wholly-owned, direct subsidiary of Spiegel. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

Spiegel Acceptance Corporation

    Spiegel Acceptance was incorporated in Delaware on November 26, 1965. It purchases all receivables arising in FCNB Preferred Charge accounts other than those that have been charged-off and those required to be sold to us or other parties.

                THE BANK'S PRIVATE LABEL CREDIT CARD ACTIVITIES

General

    Each of Spiegel Catalog, Eddie Bauer and Newport News offers a FCNB Preferred Charge card that bears its company insignia. However, a customer holding any of three types of FCNB Preferred Charge cards may use his or her FCNB Preferred Charge card to purchase all types of goods or services offered in catalogs, retail stores and e-commerce sites of the three retailers. For example, an FCNB Preferred Charge card bearing the insignia of Eddie Bauer may be used to purchase merchandise from Spiegel Catalog or Newport News.

Credit Granting Procedures

    FCNB Preferred Charge accounts are generated on a non-pre-approved basis through:

  . an instant credit program at all retail locations,

  . an instant credit program offered to catalog customers when placing a telephone order, and

  . account applications made available in Spiegel Catalog, Eddie Bauer and Newport News catalogs,

    FCNB Preferred Charge accounts are generated on a pre-approved basis through applications made available in direct mail solicitations by Spiegel Catalog, Eddie Bauer and Newport News.

Pre-approved

    Pre-approved accounts constitute the majority of new account originations. FCNB obtains lists of prospective candidates for pre-approved offers from one of several list brokers and major credit bureaus. These lists are prescreened based on the bank's proprietary scoring models to develop a refined list of pre-approved prospects. The bank then compares this refined list of pre-approved prospects against its own database, and excludes customers who, among other things:

  . have an existing account with the bank,

  . are in bankruptcy,

  . have a history of fraud,

  . have judgments or liens against them, or

  . are deceased

    Credit limits on pre-approved offers range from $250 to $3,300. The initial credit lines are based on the information contained in the credit bureau report obtained when the applicant responds to the offer.

Non-Pre-approved

    Application data for customers applying for the FCNB Preferred Charge card at retail locations is entered directly into the FDR system by salespeople. The bank's credit personnel enter application data for customers applying for credit over the telephone. When account applications are mailed to the bank, they are reviewed for completeness and processed in the same manner as instant credit applications.

    All non-pre-approved applications are processed through an empirically derived, statistically validated scoring model. A credit report is obtained for each non-pre-approved application. Credit limits are assigned based on the credit score obtained from one of the major credit bureaus and range from $250 to $3,300.

    The bank's internal scoring models for both pre-approved and non-pre-approved accounts were developed based on historical data from the bank's account base and by identifying distinguishing characteristics on customer payment behavior. The models were revised in 2001 to capture diversified trends within each merchant portfolio. For example, customers of Eddie Bauer traditionally have a higher average income than customers of Spiegel Catalog and Newport News. The new models should more accurately predict losses for a given credit score and will be periodically re-validated for predictability every six to twelve months. The predictive nature of the models will be evaluated based on the actual performance of accounts versus the predicted performance at origination. Each of the models evaluates a variety of factors. Although the relative importance of these factors varies among models, the following factors currently contribute the most to the credit score:

  . performance with other creditors,

  . number of references on credit file,

  . length of time on credit file,

  . utilization of credit lines with other creditors,

  . types of trade lines,

  . total amount of available credit,

  . recent inquiries into credit file, and

  . payment performance on other trade lines.

    A small portion of total applications processed through the internal scoring model are routed by the system for manual verification handling. These applications are so routed due to credit bureau alert messages, name or address variations between applications and credit reports or an existing credit line from the bank listed on the report. Only applications meeting the final credit score requirement are referred for verification procedures. Once applications are referred, they are approved only upon successful verification of the information in question.

    Generally, all approvals are automated, except for requested credit limits on non-pre-approved applications in excess of $3,300. Limits in excess of $3,300 and up to $7,591 must be approved by a credit supervisor. The Senior Vice President/Credit Operations Manager is authorized to approve limits ranging from $7,591 to $25,000. Limits in excess of $25,000 and up to $50,000 must be approved by the Executive Vice President/Director of Operations. Limits in excess of $50,000 must be approved by the bank's board of directors.

    New purchases for existing accounts must fall within the authorized credit limit plus an approval buffer determined by behavior scores and a set of strategies, collectively referred to as "adaptive control software." All existing account authorizations are approved if the account is in good credit standing and the resulting balance is within the credit limit and the approval buffer. The vast majority of existing account authorizations are handled by the bank's system logic without manual interruption.

    Each accountholder is subject to an agreement governing the terms and conditions of the account. Each of these agreements permits the bank to change or terminate any terms, conditions, services or features of the account, including increasing or decreasing finance charges, other charges or minimum payments.

    The bank may change its credit standards or screening criteria and methods at any time.

Billing and Payments

    The bank assesses finance charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. If a payment is not received by the payment due date, a finance charge is imposed on all purchases from the date of the transaction to the date of repayment. A finance charge is imposed on each cash advance from the day that advance is made. Generally, the finance charge is currently assessed at an annual variable percentage rate subject to a floor of 22.6% for purchases made with most Spiegel Catalog and Newport News cards and 18.9% for purchases made with most Eddie Bauer cards. Finance charges may be assessed on selected accounts based on promotional rates below these interest rate floors. The finance charge is applied to the average daily balance, which is the sum of the daily unpaid balances of purchases and cash advances, finance charges and fees on each day of the cycle divided by the number of days in the cycle. Daily unpaid balances are determined by deducting payments and credits and by adding new purchases, cash advances and other charges, in each case, as of the date of the transaction. A $.50 minimum finance charge is imposed for any billing cycle in which a finance charge of less than $.50 would otherwise be imposed. Accountholders are given a grace period averaging 30 days from the closing date of the cycle to the payment due date. If the entire balance on the account is paid during the grace period, a finance charge is not imposed.

    Subject to applicable laws, accountholders are charged $29.00 if a check is dishonored and a late charge of up to $29.00 each month the required payment is not received within 10 days after the payment due date. The bank does not impose overlimit fees, annual fees or other transaction-related service fees.

    Currently accountholders must make a minimum monthly payment equal to approximately 1/33 of the account balance, but not less than $15.00. The bank considers an account delinquent for aging purposes if less than 50.0% of the minimum monthly payment is received for any month. Payments by accountholders are applied first to finance charges and other charges or fees, and then to purchases in the order made, then to cash advances in the order made.

    From time to time the bank offers optional payment plans in connection with an account. These options allow the accountholder to defer regular monthly payments or delay the billing of the account for specific purchases. Under a deferred payment option, the accountholder has the right not to make monthly payments for a specified period of time. However, the accountholder will have to pay regular finance charges during the period of deferral. Under a delayed billing option, purchases are not billed to the account until the end of the delayed billing period. As a result, the purchases are not reflected on the account until billed and the accountholder does not pay finance charges for these purchases during the delayed billing period.

Delinquency and Collections

    The bank operates collection centers located in Beaverton, Oregon and Trevose, Pennsylvania. Generally the Trevose collection center services accounts with billing addresses in the eastern half of the United States, with the remaining accounts serviced from the Beaverton collection center. Both collection centers are capable of collecting on accounts with any billing address and delinquent accounts can be routed to either site in the case of heavy call volume or a natural disaster at one collection center.

    The bank classifies an account as delinquent for collections purposes when the minimum payment due on the account is not received by the payment due date specified in the cardholder's billing statement. The bank collections staff is segregated into five separate collection departments, each of which is made up of six queues based on severity of delinquency. The collections staff initiates collection efforts as early as the third day of delinquency if no contact has been made through the autodialer as discussed below. Accounts are placed in the collection office at various levels of delinquency, with all accounts being placed no later than 60 days after the first payment is missed. The majority of accounts are placed within the first 30 days of a missed payment. The bank uses behavioral scoring of all accounts to adjust its collection efforts based on the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account cycles into a more advanced delinquency category.

    The bank's collection strategy begins with an early delinquency calling program using state of the art technology that includes predictive dialing for accounts that are up to two payments past due. Statement messaging and automatic letter dunning are also used on delinquent accounts up to two payments past due. Accounts which are placed in the collections office are assigned to specific members of the bank collections staff for accelerated collection efforts, including demands for balance in full, correspondence from one or more of the national credit bureaus describing the impact that the delinquent credit obligation has on the cardholder's credit history and preparatory actions to place accounts with attorneys for legal action. Additionally, in 1999 the bank began outsourcing a portion of pre-charge-off accounts to external collection agencies for resolution.

    Additional purchases are not permitted to be charged to accounts which are two or more payments past due.

    The bank recognizes losses six months from the date due on the last "current" billing statement. Losses are recognized earlier upon notification that a customer has filed bankruptcy. If a compromise settlement is reached and a payment for less than the balance is accepted as payment in full, the deficiency amount is charged off. The bank will automatically re-age delinquent accounts which pay three consecutive minimum or greater monthly payments to a current status.

    The bank outsources collections for charged-off accounts to third party collection agents based on where the defaulted accountholder resides. Once outsourced to a third party collector, the charged-off account may be sent to a second or third additional collection agency until resolution. All collection agencies are reviewed by the bank on a six month audit cycle and the results of the agencies in each region are compared against each other.

    The bank's credit evaluation, servicing and charge-off policies and collections practices may change at any time as dictated by the bank's business judgment and applicable law.

Customer Service and Account Management

    The bank's customer service department handles all credit related issues pertaining to the accounts, while Spiegel maintains a separate customer service group to address any customer service issues with respect to merchandise. An automated voice response unit at the bank's headquarters in Beaverton handles a substantial percentage of incoming calls and enables accountholders to receive account information 24 hours a day, including balance, payment and credit information, and to request documents without having to speak with a customer service representative.

    The bank will review accounts for potential credit line increases every three to six months. All credit line increases are automated except as described under "--Credit Granting Procedures" above. Using adaptive control software, the bank is able to identify accountholders who have demonstrated good payment history and high usage patterns with the bank. The amount of a credit line increase depends on the score assigned by the adaptive control software and available credit bureau information.

Description of First Data Resources

    First Data Resources, Inc. provides new account processing, account management, billing and new card production for the bank. The bank believes that its relationship with

First Data Resources allows it to achieve operational efficiencies while remaining flexible enough to handle additional growth. If First Data Resources were to fail to perform its services for the bank or become insolvent, delays in processing could occur, and the replacement of the services First Data Resources currently provides to the bank could be time consuming.

    First Data Resources provides computer data processing services primarily to the bankcard industry. First Data Resources is a subsidiary of First Data Corp.

                              THE TRUST PORTFOLIO

    We refer to the accounts that have been designated as trust accounts as the trust portfolio. References to the trustee in this prospectus will refer to (a) The Bank of New York, as trustee of Spiegel Master Trust under the pooling and servicing agreement for so long as Spiegel Master Trust holds the receivables, or (b) The Bank of New York, as indenture trustee, if the issuer holds the receivables.

    In addition to the receivables in the trust portfolio, the notes will be secured by:

  . all proceeds of these receivables and related recoveries;

  . all proceeds of any credit insurance policies relating to these receivables;

  . all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

  . proceeds of any credit enhancement or derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps or bankruptcy options, which are instruments under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, as described in the prospectus supplement for your series of notes.

    Receivables in the trust consist of:

  . principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

  . finance charge receivables, which are periodic finance charges and other amounts charged to trust accounts, including late fees.

    We currently designate all newly created eligible FCNB Preferred Charge accounts to the trust as they arise and we expect to continue to do so. However, our right to automatically add all additional eligible FCNB Preferred Charge accounts to the trust as they arise is subject to the quantitative limitations described in "Description of the Notes--Addition of Trust Assets" in this prospectus. We may also elect to stop designating all new accounts to the trust. If we do so, we have the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The bank has a corresponding obligation to transfer those receivables to us, either directly or indirectly through Spiegel Acceptance, so that we can satisfy our obligations to transfer receivables to the trust.

    The accounts must be Eligible Accounts as of the date we designate them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, the bank will represent and warrant to us and we in turn will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.

    Under some circumstances, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and minus receivables originated in any removed accounts.

    We can designate accounts to the trust that are different from the current accounts, if the rating agencies for each outstanding series of securities confirm that doing so will not impair their ratings of any outstanding securities. These additional accounts may include private label credit card accounts offered by the bank for additional retailers that may or may not be affiliated with Spiegel, as well as MasterCard and VISA credit card accounts. In any case, there can be no assurance that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, there can be no assurance that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

    The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

  . the amount of principal receivables;

  . the amount of finance charge receivables;

  . the range and average of principal balances of the accounts;

  . the range and average of credit limits of the accounts;

  . the range and average of ages of the accounts;

  . the geographic distribution of the accounts; and

  . delinquency statistics relating to the accounts.

                                USE OF PROCEEDS

    We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to retire existing series of investor certificates and (b) to make payments to Spiegel Acceptance as holder of the seller interest.

                            DESCRIPTION OF THE NOTES

    The issuer will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuer and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement and the pooling and servicing agreement. We have filed a copy of the pooling and servicing agreement for Spiegel Master Trust and a form of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

General

    The notes will be secured by and paid from the assets of the issuer. The amount of collateral allocated for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance receivables based on its allocation percentage, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

    Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

  .amounts allocated to principal payments;

  .maturity date;

  .interest rate; and

  .availability and amount of enhancement.

    Spiegel Acceptance will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities or to make payments to credit enhancement providers for any series of securities. Spiegel Acceptance's interest is called the seller interest and is an amount equal to the Seller Amount.

    During the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

  .defaulted receivables or dilution; or

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

  . reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

    See "--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Seller Amount will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Seller Amount will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Seller Amount may also be reduced as the result of new issuances by the issuer, see "--New Issuances" in this prospectus, or new issuances of investor certificates by Spiegel Master Trust, see "Pooling and Servicing Agreement--New Issuances of Investor Certificates" in this prospectus.

    Generally, notes offered under this prospectus and the accompanying prospectus supplement:

  . will be represented by notes registered in the name of a DTC nominee;

  . will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

  . will be available for purchase in book-entry form only.

    The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

    DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

    The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

    Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

    The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

    You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

    Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

    DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

    Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

    Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

  . the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;

  . we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or

  . after the occurrence of a servicer default, note owners representing more than 50%--or another percentage specified in the accompanying prospectus supplement--of the collateral amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of the note owners.

    If any of these events occurs, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

    Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note--whether definitive notes or the notes registered in the name of Cede & Co. representing the notes--will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

    Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments

    Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

    Interest payments or deposits on any distribution date will be funded from:

  . collections of finance charge receivables and recoveries of charged-off receivables allocated to the series during the preceding monthly period or periods;

  . investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

  . any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

  . collections of principal receivables treated as collections of finance charge receivables as described under "--Discount Option," to the extent described in the accompanying prospectus supplement.

    If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

Principal Payments

    Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series.

    The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure then the period is called a controlled amortization period or controlled accumulation period.

    However, each series will also be subject to pay out events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon a pay out event, a rapid amortization period will begin, during which available principal will be distributed monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than pay out events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

    Principal payments for any series or the related class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

    Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Suspension and Postponement of Controlled Accumulation Period

    The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. However, if specified in the prospectus supplement for any series, upon notice to the indenture trustee, the servicer may extend the revolving period and postpone the controlled accumulation period, or may elect to suspend the controlled accumulation, subject to the conditions described in the third following paragraph and any other conditions described in the related prospectus supplement.

    On each determination date until the controlled accumulation period begins for any series, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled controlled accumulation period, the servicer may then elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series and certificateholders of all other series of investor certificates issued by Spiegel Master Trust, which are expected to be amortizing or accumulating principal during the controlled accumulation period for that series. In no case will the controlled accumulation period for any series be reduced to less than one month.

    The method for determining the number of months required to fully fund the principal accumulation account may be changed if each rating agency confirms that the change will not impair its rating of any outstanding series or class.

    If specified in the prospectus supplement for any series having a controlled accumulation period, the servicer may also elect to suspend the controlled accumulation period if it:

  . obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

  . delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

The servicer will pledge to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

    If the servicer obtains a qualified maturity agreement, the servicer will cause the provider of that agreement to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. However, on the expected principal payment date for any series or class, we may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of principal receivables and other amounts allocated to that series or class for that purpose.

    A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However,

      (1) the servicer may terminate a qualified maturity agreement earlier than the expected principal payment date if:

         (a) the servicer obtains a substitute qualified maturity agreement,

         (b) the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the servicer is unable to obtain a substitute qualified maturity agreement, or

         (c) a pay out event occurs for the related series; and

      (2) the servicer may terminate a qualified maturity agreement prior to the later of:

         (a) the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period, and

         (b) the date to which the commencement of the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement.

    If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the servicer will use its best efforts to obtain a substitute qualified maturity agreement, unless the servicer elects to terminate the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement for any of the reasons described in the preceding paragraph.

    If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for the related series or class and the commencement of the rapid amortization period for that series and the servicer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:

  . the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;

  . at the servicer's election, the date to which the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and

  . the first day of the calendar month following the termination of the qualified maturity agreement.

Transfer and Assignment of Receivables

    The bank has transferred and assigned to us, either directly or indirectly through Spiegel Acceptance, and we have, in turn, transferred and assigned to the trust, the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.

    We, Spiegel Acceptance and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided to the trustee and the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Neither the bank nor we will deliver to the trustee or the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements relating to the accounts and the receivables maintained by the bank are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but our computer records and the bank's computer records are and will be required to be marked to evidence these transfers. We, Spiegel Acceptance and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors-- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

New Issuances of Notes

    We may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. Upon the issuance of an additional series of notes, neither we nor any of the servicer, the indenture trustee or the issuer will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the issuer. We may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

    Unless Spiegel Master Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single global certificate held by the issuer. A new collateral certificate will be deemed to be issued and evidenced by the global certificate upon the issuance of each series of notes.

    No new series may be issued unless we satisfy various conditions, including that:

      (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding series or class;

      (2) we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not:

         (a) cause a pay out event or an event of default, or

         (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class;

      (3) after giving effect to the new issuance, the Aggregate Principal Balance is not less than the Minimum Aggregate Principal Balance;

      (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

         (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

         (b) the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

         (c) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

         (d) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

      (5) unless Spiegel Master Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under "Pooling and Servicing Agreement-- New Issuances of Investor Certificates."

Representations and Warranties

    As of the date each receivable is transferred to the trust, we represent to the trust that:

      (1) each receivable is an Eligible Receivable;

      (2) each receivable has been transferred to the trust free and clear of any liens, other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement, and in compliance in all material respects with all applicable laws;

      (3) all required governmental approvals in connection with the transfer of each receivable to the trust have been obtained and remain in full force and effect; and

      (4) the trust has all right, title and interest in each receivable or has a first priority perfected security interest in that receivable.

    If any of these representations is not true with respect to any receivable as of the date that receivable is transferred to the trust, we are required to accept reassignment of the affected receivable. Except with respect to the breach of the representation set forth in clause (2) above, before accepting reassignment, we will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by the trustee and the servicer. If, with respect to any receivable, there has been a breach of the representation set forth in clause (2) above, we will be obligated to immediately accept retransfer of that receivable.

    We will accept retransfer of a receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Seller Amount. If this would reduce the Seller Amount below the Minimum Seller Amount, we will make a cash deposit in the excess funding account in the amount by which the Seller Amount would have been reduced below the Minimum Seller Amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

    We will also make representations and warranties to the trust as to enforceability against us of the agreement that governs the transfer of the receivables to the trust--either the pooling and servicing agreement or the transfer and servicing agreement--and the effectiveness of that agreement as an absolute assignment of, or a grant of a security interest in, the receivables. If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then any of (1) the owner trustee, (2) the trustee or (3) securityholders representing not less than 50% of the aggregate principal amount of all outstanding series of securities may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after notice is given, or a longer period, not to exceed 120 days, as may be specified in the notice, to cure the breach.

    The reassignment price would equal the aggregate outstanding principal amounts for all series of securities, in each case as of the distribution date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the distribution date, plus any other amounts specified in any prospectus supplement.

    Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described in this section.

Addition of Trust Assets

    We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. As described above under "The Trust Portfolio," we currently designate all new Eligible Accounts to the trust upon their establishment, and we expect to continue to do so. We are permitted to continue to automatically designate all new Eligible Accounts as they arise, so long as the number of accounts that we designate in this manner does not exceed the following limits:

      (1) The new accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of that calendar year; or

      (2) For any calendar quarter, the new accounts designated during that calendar quarter may not exceed 15% of the number of accounts as of the first day of that calendar quarter.

    We may exceed these limitations if each rating agency confirms that doing so will not impair its rating of any outstanding series or class of securities.

    In addition, we will be required to designate additional accounts, to the extent available, to maintain the Aggregate Principal Balance so that the Aggregate Principal Balance is not less than the Minimum Aggregate Principal Balance.

    When we transfer receivables in additional accounts to the trust in our discretion, we must satisfy several conditions, including:

  . each rating agency and each credit enhancement provider must receive prior notice of each addition;

  . we must certify that any additional accounts are Eligible Accounts and that:

    . no selection procedures materially adverse to the securityholders were used in selecting the additional accounts;

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

    . as of the addition date, we are not insolvent and would not become insolvent by the addition of the accounts; and

    . the transfer of the additional receivables constitutes a valid transfer to the trust of all our right, title and interest in the receivables in the additional accounts or the grant to the trust of a first priority perfected security interest in those receivables; and

  . we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

    In addition to the periodic reports otherwise required to be filed by the servicer with the SEC in accordance with the Securities Exchange Act of 1934, we will file a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the trust assets.

    Defaulted accounts that have been charged-off as uncollectible in accordance with the servicer's credit card guidelines and the servicer's customary and usual policies and procedures for servicing revolving credit card receivables will not be included in any account addition. See "--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. In addition, less than 20% of the receivables in the trust portfolio, by outstanding principal balance, will be 30 or more days delinquent immediately following any account addition. For purposes of determining whether less than 20% of the receivables in the trust portfolio are delinquent immediately following any account addition, an account will be considered delinquent if less than 100% of the minimum monthly payment is received for any month.

Removal of Accounts

    We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. However, we may not designate removed accounts more than once during any calendar month and, prior to the termination of Spiegel Master Trust, we may not designate removed accounts at any time that any series is not in its revolving period. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

      (1) if the accounts to be removed have outstanding receivables, each rating agency confirms that the removal will not impair its rating of any outstanding series or class of securities;

      (2) we certify that:

         (a) individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or at any rate not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;

         (b) no selection procedures materially adverse to the securityholders were used in selecting the removed accounts;

         (c) in our reasonable belief, the removal will not cause a pay out event, or an event that with notice or lapse of time or both, would constitute a pay out event; and

         (d) as of the removal date, we are not insolvent and have no intention of seeking protection under any federal or state bankruptcy or debtor relief laws; and

      (3) the removal will not cause the Aggregate Principal Balance to be less than the Minimum Aggregate Principal Balance after giving effect to the removal.

Collection and Other Servicing Procedures

    The servicer will be responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables in the trust portfolio. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

Discount Option

    We have the option to reclassify a percentage of collections of principal receivables in the trust portfolio as collections of finance charge receivables. If we do so, the reclassified percentage of collections of principal receivables for the trust portfolio for each monthly period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

    We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, we would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause a pay out event, or any event that with notice or lapse of time or both, would constitute a pay out event for any series of securities.

    In addition, we may exercise this option only if each rating agency confirms that doing so will not impair its rating of any outstanding series or class of securities.

Trust Accounts

    The servicer has established and maintains a collection account and an excess funding account, each in the name of the trustee, for the benefit of the securityholders. Both the collection account and the excess funding account must be Qualified Accounts.

    The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series.

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

    The indenture trustee, acting as the initial paying agent--or any entity then acting as paying agent--will have the revocable power to withdraw funds from the collection account and the excess funding account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

Funding Period

    On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earlier of:

  . the date that series' collateral amount equals the principal amount of that series of notes, plus any initial excess collateral amount; and

  . the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date.

    During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a prefunding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

    During the funding period, funds on deposit in the prefunding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series, plus any initial excess collateral amount, by the end of the funding period, any amount remaining in the prefunding account will be repaid to noteholders.

    The prospectus supplement for a series with a funding period will set forth:

  . the series' initial collateral amount;

  . the series' full collateral amount, which is the initial principal balance of the series of notes plus any initial excess collateral amount;

  . the date on which the series' collateral amount is expected to equal the series' full collateral amount;

  . the date by which the funding period will end; and

  . what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.

    The servicer will file a Current Report on Form 8-K with the SEC following the termination of the funding period containing updated trust portfolio information.

Application of Collections

    The servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to make these deposits on a monthly or other periodic basis if:

      (1) the bank remains the servicer and no servicer default has occurred and is continuing; and

      (2) either

         (a) (i) the servicer provides to the trustee a letter of credit or other arrangement covering risk of collection of the servicer; and

         (ii) written confirmation is received from each rating agency that the arrangement will not impair its rating of any outstanding series or class of securities; or

         (b) the servicer has and maintains a certificate of deposit or short-term deposit rating acceptable to Standard & Poor's and Moody's and has deposit insurance as required by law and by the FDIC, unless any rating agency then rating any class or series of securities, has notified the servicer that making monthly deposits will impair its rating of any outstanding series or class of securities.

    For purposes of allocating collections on a daily basis, the servicer may estimate the portion of collections on the entire Spiegel private label credit card portfolio that is allocable to the trust portfolio. The servicer may also estimate for each business day the amount of collections that are attributable to finance charge receivables and principal receivables. The servicer may change the method for determining the amount of collections that are attributable to the trust portfolio and the allocation of those collections as finance charge collections or principal collections from time to time to more accurately reflect the amounts being collected in respect of the principal receivables and finance charge receivables in the trust portfolio. However, the servicer must give each rating agency written notice of any change in its method for estimating the amount of collections from the entire Spiegel private label credit card portfolio that are allocable to the trust portfolio.

    The servicer will also deposit into the collection account on the business day before each distribution date, the excess of (i) all of the recoveries by the servicer during the preceding calendar month on receivables that have previously been charged-off as uncollectible over (ii) the aggregate amount of receivables in accounts that have been charged-off as uncollectible during that calendar month. The servicer will treat these net recoveries as collections of finance charge receivables.

    The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the Seller Amount based on the respective allocation percentages for each series and the seller allocation percentage. The seller allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The seller allocation percentage of principal collections and finance charge collections will first be deposited in the excess funding account to the extent required to maintain the Minimum Seller Amount and any remaining principal collections and finance charge collections will then be paid to Spiegel Acceptance. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

Shared Excess Finance Charge Collections

    If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls. If excess finance charge collections exceed finance charge shortfalls for any group for any calendar month, the balance will be paid to Spiegel Acceptance or deposited in the excess funding account to maintain the Minimum Seller Amount as described under "--Excess Funding Account" below.

Shared Principal Collections

    Each series of notes will share excess principal collections with each other series of securities unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series-- including any series of investor certificates designated as a principal sharing series--is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer will allocate the aggregate of the shared principal collections for all principal sharing series to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series of securities.

    If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to Spiegel Acceptance or deposited in the excess funding account under the circumstances described under "--Excess Funding Account" below.

Excess Funding Account

    On each business day on which the Seller Amount is less than the Minimum Seller Amount, the servicer will deposit collections of principal receivables and finance charge receivables allocable to the Seller Amount, as described in "--Application of Collections" above, and excess finance charge collections and excess shared principal collections otherwise distributable to Spiegel Acceptance, into the excess funding account until the Seller Amount equals the Minimum Seller Amount. Funds on deposit in the excess funding account will be withdrawn and paid to Spiegel Acceptance to the extent that on each day the Seller Amount exceeds the Minimum Seller Amount. In addition, when any series of securities is in an amortization period or accumulation period, the principal balance in the excess funding account will be applied like shared principal collections.

    Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series of securities based on the respective allocation percentages for each series.

Defaulted Receivables; Dilution; Investor Charge-Offs

    Receivables in any account will be charged-off as uncollectible in accordance with the servicer's credit card guidelines and the servicer's customary and usual policies and procedures for servicing revolving credit card receivables and other revolving credit account receivables comparable to the receivables. The servicer's current policy is to charge off the receivables in an account when that account becomes 180 days delinquent. On the date on which an account is charged-off, the trust will automatically be deemed to transfer all receivables in the charged-off account to us and the charged-off account will cease to be a trust account.

    Each series will be allocated a portion of the excess, if any, of (i) defaulted receivables for each calendar month over (ii) all of the recoveries received during that calendar month, as specified in the accompanying prospectus supplement. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period.

    Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to investors. Instead, these reductions are applied to reduce Spiegel Acceptance's interest in the trust, and to the extent they would reduce Spiegel Acceptance's interest in the trust below the Minimum Seller Amount, we are required to deposit the amount of the reduction into the trust's collection account and the deposited amount will be treated as principal collections. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement. For all series that have Minimum Seller Percentages greater than zero, the portion of dilution allocated to those series will first reduce the Seller Amount. In addition, any collections allocated to the seller interest will be available on a ratable basis to cover dilution allocated to those series that have Minimum Seller Percentages greater than zero. For all series that have Minimum Seller Percentages equal to zero, the portion of dilution allocated to those series will not further reduce the Seller Amount and those series will not receive collections allocated to the seller interest to cover dilution.

    On each distribution date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent distribution date as described in the related prospectus.

Defeasance

    If so specified in the prospectus supplement relating to a series, the issuer may, at our direction, terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in a pay out event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the issuer will deliver to the indenture trustee an opinion of counsel to the effect that:

  . for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association or publicly traded partnership taxable as a corporation; and

  . the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Final Payment of Principal

    For each series, the servicer has the option to purchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series. The purchase price will equal:

  . the outstanding principal amount of the notes of that series, plus

  . any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

    For any series of notes, the related prospectus supplement may specify additional conditions to the servicer's purchase option.

    Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, the failure to pay principal in full not later than the final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture-- Events of Default; Rights upon Event of Default" in this prospectus.

Paired Series

    The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

    The later issued series will either be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of the previously issued series or will have a variable principal amount.

    During the controlled amortization period or controlled accumulation period for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made to the principal accumulation account for that previously issued series, as applicable,

      (a) in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for that prefunded paired series will be released, which funds will be distributed to us;

      (b) in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuer, and the proceeds from the issuance will be distributed to us; and

      (c) in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

    If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

Pay Out Events

    The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A pay out event occurs with respect to all series issued by the issuer upon the occurrence of any of the following events:

      (a) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us, the bank or Spiegel;

      (b) we are unable for any reason to transfer receivables to the trust;
  or

      (c) Spiegel Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

    In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the rapid amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the rapid amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

    In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for Spiegel Master Trust, the indenture trustee, the owner trustee and the rating agencies of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Unless Spiegel Master Trust has terminated and the issuer holds the receivables directly, upon the occurrence of an event of this type, the trustee for Spiegel Master Trust will sell the receivables held by Spiegel Master Trust in a commercially reasonable manner and on commercially reasonable terms. However, the holders of 50% of the unpaid principal amount of any series of securities may prevent the sale by giving the trustee other instructions within 90 days of publication of notice of the event. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in "--Application of Collections" and in the accompanying prospectus supplement.

    If the only pay out event to occur is either our insolvency or the commencement of a bankruptcy case by or against us, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for First Consumers National Bank, or if we or Spiegel Acceptance became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Servicing Compensation and Payment of Expenses

    The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuer. The share of the servicing fee allocable to each series of notes for any distribution date will be equal to one-twelfth of the product of (a) the servicing fee rate specified in the related prospectus supplement and (b) (i) the collateral amount for that series as of the last day of the calendar period preceding that distribution date, minus (ii) the product of the amount, if any, on deposit in the excess funding account as of the last day of the calendar month preceding that distribution date and the allocation percentage for that series with respect to finance charge collections for that calendar month.

    The servicer will pay from its servicing compensation expenses of servicing the receivables, including payment of the fees and disbursements of the indenture trustee, the trustee for Spiegel Master Trust, the owner trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture, any indenture supplement or the pooling and servicing agreement for Spiegel Master Trust to be payable by the issuer or the securityholders, other than federal, state and local income and franchise taxes, if any, of the issuer or Spiegel Master Trust.

    Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the Seller Amount.

Matters Regarding the Seller and the Servicer

    The servicer may not resign from its obligations and duties, except upon a determination that:

  . performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee; and

  . there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law.

    If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

    The servicer's resignation will not become effective until the indenture trustee or another successor has assumed the servicer's obligations and duties. The resigning servicer will notify each rating agency of its resignation. The servicer may delegate any of its servicing duties to any entity, including Spiegel, that agrees to conduct those duties in accordance with the charge account guidelines for the bank. However, the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

    The servicer will indemnify the indenture trustee and its officers, directors, employees and agents for any losses, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents except for any losses or expenses incurred as a result of the indenture trustee's willful misconduct or negligence.

    The servicer will indemnify Spiegel Master Trust, the issuer, the owner trustee and the trustee for Spiegel Master Trust for any losses suffered as a result of actions or omissions arising out of the activities of Spiegel Master Trust, the issuer, the owner trustee or the trustee for Spiegel Master Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents including its actions or omissions as servicer, except in each case, for losses resulting from the fraud, negligence or breach of fiduciary duty by the trustee for Spiegel Master Trust or the fraud, gross negligence or breach of fiduciary duty by the owner trustee. The indemnity also does not include:

  . any liabilities, costs or expenses of Spiegel Master Trust or the issuer arising from any action taken by the trustee for Spiegel Master Trust or the indenture trustee at the direction of the securityholders;

  . any losses, liabilities, expenses, damages or injuries that are incurred by the issuer or any noteholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

  . any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by Spiegel Master Trust, the issuer or any securityholder.

    Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to Spiegel Master Trust, the issuer, the owner trustee, the indenture trustee, the trustee for Spiegel Master Trust, the securityholders or any other person for any action taken, or for refraining from taking any action, in good faith under the pooling and servicing agreement or the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of its willful misconduct under the pooling and servicing agreement or the transfer and servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and the transfer and servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

    Neither we nor any of our directors, officers, employees or agents will be liable to Spiegel Master Trust, the issuer, the owner trustee, the indenture trustee, the trustee for Spiegel Master Trust, the securityholders or any other person for any action taken, or for refraining from taking any action, under the pooling and servicing agreement or the transfer and servicing agreement. However, neither we nor any of the foregoing persons will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of its willful misconduct under the pooling and servicing agreement or the transfer and servicing agreement.

    The trust agreement provides that we may transfer our interest in all or a portion of our beneficial interest in the issuer by exchanging the ownership certificate representing our interest in the issuer for a newly issued ownership certificate representing our remaining interest and a second ownership certificate representing the transferred interest. The terms of the ownership certificate representing the transferred interest must be defined in a supplement to the trust agreement. Before a new ownership certificate is issued to any entity that is not our affiliate, the following must occur:

      (1) each rating agency confirms that the exchange will not impair its rating of any outstanding series or class of notes;

      (2) we certify to the owner trustee and the indenture trustee that, based on the facts known to the certifying officer, the new issuance will not:

         (a) cause a pay out event or an event of default; or

         (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class;

      (3) after giving effect to the exchange, the Aggregate Principal Balance exceeds the Minimum Aggregate Principal Balance;

      (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

         (a) the exchange will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

         (b) the exchange will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

         (c) the exchange will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

      (5) we deliver an opinion of counsel to the effect that:

         (a) the transfer will not subject the issuer to any state income tax or to the Illinois Personal Property Replacement Tax; and

         (b) the transfer will not require the registration of the transferred interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

    No ownership certificate may be transferred or exchanged unless an opinion of the type described in clause (4) above is delivered to the owner trustee and the indenture trustee regarding the exchange.

    We or the servicer may consolidate with, merge into, or sell our or its respective businesses to, another entity, in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

      (1) the entity, if other than us or the servicer, as applicable, formed by the consolidation or merger or that acquires our property or assets or the servicer's property or assets, as the case may be:

         (a) is organized under the laws of the United States or any one of its states;

         (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable; except that, unless otherwise specified in the indenture supplement for any series, if any right, covenant or obligation of the servicer under the pooling and servicing agreement or the transfer and servicing agreement is inapplicable to the successor entity, the successor entity will be subject to that covenant or obligation, or benefit from that right, as would apply, to the extent practicable, to the successor entity;

      (2) delivery to the trustee for Spiegel Master Trust, the indenture trustee and each credit enhancement provider, of an officer's certificate and an opinion of counsel stating that the merger, consolidation or transfer and the related supplemental agreement comply with the pooling and servicing agreement and the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and, in the case of the opinion of counsel, the related supplemental agreement is legal, valid and binding with respect to us or the servicer, as applicable; and

      (3) delivery of notice of the applicable transaction to each rating agency or, in the case of any transaction to which we are a party, confirmation from each rating agency that the transaction will not impair its rating of any outstanding series or class of notes.

Servicer Default

    Each of the following events constitutes a servicer default:

      (1) failure by the servicer to make any payment, transfer or deposit or to make any required drawing, withdrawal or payment under any credit enhancement, or to give instructions or notice to the trustee to do so, on the required date under the pooling and servicing agreement, any series supplement to the pooling and servicing agreement with respect to a series of investor certificates, the transfer and servicing agreement, the indenture or any indenture supplement, in each case on or before the date occurring 5 business days after the date that payment, transfer or deposit or that instruction or notice is required to be made or given by the servicer under the applicable document;

      (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

         (a) has a material adverse effect on the securityholders;

         (b) continues unremedied and continues to have a material adverse effect on the securityholders for a period of 60 days after notice to
     (i) the servicer by the trustee, (ii) if Spiegel Master Trust has been terminated, the servicer and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of the notes of any adversely affected series or (iii) prior to the termination of Spiegel Master Trust, the servicer and the indenture trustee for Spiegel Master Trust by investor certificateholders of 50% or more of the then-outstanding principal amount of the investor certificates of any adversely affected series;

      (3) the servicer assigns or delegates its duties, except as specifically permitted under the pooling and servicing agreement and the transfer and servicing agreement;

      (4) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or the transfer and servicing agreement, or in any certificate delivered in accordance with either agreement, proves to have been incorrect when made if it:

         (a) has a material adverse effect on the rights of the securityholders of any series;

         (b) continues to be incorrect and to have a material adverse effect on those securityholders for a period of 60 days after notice to (i) the servicer by the trustee, (ii) if Spiegel Master Trust has been terminated, the servicer and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of the notes of any adversely affected series or (iii) prior to the termination of Spiegel Master Trust, the servicer and the trustee for Spiegel Master Trust by investor certificateholders of 50% or more of the then-outstanding principal amount of the investor certificates of any adversely affected series, or if the failure cannot be cured within the applicable 60-day period due to causes beyond the control of the servicer, if the servicer fails to proceed promptly to cure the failure with diligence and continuity;

      (5) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

      (6) any other event specified in the accompanying prospectus supplement.

    If a servicer default occurs, for as long as it has not been remedied, the trustee or securityholders representing more than 50% of the aggregate principal amount of all outstanding series of securities may give notice to the servicer and, if notice is given by the securityholders, the trustee, terminating all of the rights and obligations of the servicer under the pooling and servicing agreement and the transfer and servicing agreement. The trustee will as promptly as possible appoint an eligible successor to the servicer with the consent of securityholders representing more than 50% of the then-outstanding principal amount of each series of securities. If the trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, then the trustee for Spiegel Master Trust or the owner trustee, as applicable, will offer us the right to accept retransfer of all of the receivables. However, if our long-term unsecured debt obligations are not rated at least Baa3 by Moody's and BBB- by Standard & Poor's at the time of the proposed retransfer, no retransfer will occur unless we have delivered an opinion of counsel reasonably acceptable to the trustee that the retransfer would not constitute a fraudulent conveyance by us.

    The retransfer price to be received by each series of notes will be equal to the higher of:

      (1) the outstanding principal balance of the notes of that series, plus accrued interest at the applicable interest rate, through the date of retransfer; and

      (2) the average bid price quoted by two recognized dealers for a similar security rated in the highest rating category by Moody's and Standard & Poor's and having a remaining maturity similar to the remaining maturity of those notes.

    If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. If the trustee is legally unable to act as servicer, the trustee may petition a court of competent jurisdiction to appoint an eligible servicer.

    Prior to the termination of Spiegel Master Trust, the securityholders of 50% or more of the then-outstanding principal amount of the securities of any series affected by any default by the servicer or us in the performance of its or our obligations under the pooling and servicing agreement and the transfer and servicing agreement may waive, on behalf of all securityholders, that default and its consequences unless the default relates to a failure to make any required deposits or payments with respect to any series. If Spiegel Master Trust is terminated, any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement may be waived by noteholders holding 66 2/3% or more of the then-outstanding principal balance of the notes of each series as to which that default relates, or with respect to any series with two or more classes, each class as to which the default relates, unless that default relates to a failure to make any required deposits or payments to be made to noteholders. No waiver by the securityholders will affect the rights of any credit enhancement providers for any series.

    Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

    If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

Reports to Noteholders

    Noteholders of each series issued by the issuer will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

    Periodic information to noteholders generally will include:

  . the total amount distributed;

  . the amount of principal and interest for distribution;

  . collections of principal receivables and finance charge receivables allocated to the series;

  . the aggregate amount of principal receivables, the collateral amount and the collateral amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

  . the aggregate outstanding balance of accounts broken out by delinquency status;

  . the aggregate defaults and dilution allocated to the series;

  . the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

  . the monthly servicing fee for that series;

  . the amount available under the credit enhancement, if any, for the series or each class of the series;

  . the "pool factor," which is the ratio of the current collateral amount to the initial collateral amount;

  . the Base Rate and Portfolio Yield, each as defined in the accompanying prospectus supplement for the series;

  . if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

  . for any distribution date during a funding period, the remaining balance in the prefunding account; and

  . for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

    By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

Evidence as to Compliance

    The pooling and servicing agreement and the transfer and servicing agreement provide that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

  . the accounting firm has applied the procedures required by those agreements to the documents and records relating to the servicing of the accounts, compared the information contained in the servicer's certificates delivered during the prior calendar year with those documents and records, and that based upon those procedures, no matters came to the attention of that accounting firm that caused them to believe that servicing was not conducted in compliance with specified sections of the pooling and servicing agreement and the transfer and servicing agreement, and

  . the accounting firm has compared specified amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, in either case, except for any discrepancies or exceptions they consider immaterial or that are otherwise disclosed.

    The pooling and servicing agreement and the transfer and servicing agreement also provide that by April 30 of each calendar year, the servicer will deliver to the trustee for Spiegel Master Trust, the indenture trustee, each credit enhancement provider and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the pooling and servicing agreement and the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.

Amendments

    The transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

      (1) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

         (a) result in the occurrence of a pay out event or an event of default; or

         (b) materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

      (2) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes.

    The transfer and servicing agreement may also be amended by us, the servicer and the issuer at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to

(i) qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (ii) avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes. In addition, the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

    The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio and the addition of one or more persons, other than us, as sellers of receivables to the issuer.

    The transfer and servicing agreement may also be amended by us, the servicer and the issuer with the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected by the amendment, except that no amendment may occur if it:

      (1) reduces the amount of, or delays the timing of:

         (a) any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

         (b) the amount available under any credit enhancement,

      in each case, without the consent of each affected noteholder;

      (2) changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

      (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

      (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

    For purposes of clause (1) above, changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

    In no event may any amendment to the transfer and servicing agreement adversely affect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

                                 THE INDENTURE

    We have summarized the material terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights upon Event of Default

    An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

      (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

      (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

      (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer; or

      (4) the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

         (a) the failure continues, or is not cured, for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes; and

         (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period.

    An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

    An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

    If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

      (1) the issuer has paid or deposited with the indenture trustee all principal and interest due on the Notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

      (2) all events of default have been cured or waived.

    If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

      (1) the indenture trustee is advised by counsel the action it is directed to take is in conflict with applicable law or the indenture;

      (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

      (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

    Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series, or, with respect to any such series with two or more classes, of each class of the affected series, may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

    After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

    Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

    In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

  . the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

  . the noteholders of at least 25% of the then-outstanding principal balance of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

  . the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

  . the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

  . during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

    If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

    Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

    If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

    Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

  . institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

  . take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

    Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

  . receipt by the indenture trustee of the consent of all noteholders of the affected series;

  . determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

  . determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

    The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series or the indenture trustee expressly waives any other remedy that might have been available under the Uniform Commercial Code.

    The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer, Spiegel Master Trust or us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    None of us, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or Spiegel Master Trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, the bank or any other person or entity.

Covenants

    The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

      (1) the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer's business:

         (a) is organized under the laws of the United States or any one of its states;

         (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

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

         (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

         (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

         (e) in the case of a sale of the issuer's business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

      (2) no pay out event or event of default will exist immediately after the merger, consolidation or sale;

      (3) each rating agency confirms that the transaction will not impair its rating of any outstanding series or class of notes;

      (4) the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

         (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

         (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

         (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

      (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

      (6) the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

    As long as the notes are outstanding, the issuer will not, among other things:

  . except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee;

  . claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes--other than amounts withheld under the Internal Revenue

    Code or applicable state law--or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

  . voluntarily dissolve or liquidate in whole or in part; or

  . permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

    The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

Modification of the Indenture

    The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

  . to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

  . to reflect the agreement of another person to assume the role of the issuer;

  . to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

  . to transfer or pledge any property to the indenture trustee;

  . to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

  . to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

  . to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted;

  . to permit the issuance of one or more new series of notes under the indenture; or

  . to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

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

    The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

      (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes; and

      (2) our certification to the effect that, in the reasonable belief of the certifying officer, the action will not (i) cause a pay out event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class.

    The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer (i) to qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding series or class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

    The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

  . change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

  . impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

  . reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

  . reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

  . decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

  . modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, the bank, or any of their affiliates; or

  . permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

    The issuer and the indenture trustee may otherwise, with receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

    The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

    The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

    Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

    The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

    The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator

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

will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

    If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

    The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

Matters Regarding the Administrator

    The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

                        POOLING AND SERVICING AGREEMENT

    We have summarized the terms of the pooling and servicing agreement that are material to noteholders in this prospectus. The summary is not complete and is qualified in its entirety by reference to the pooling and servicing agreement.

New Issuances of Investor Certificates

    The pooling and servicing agreement provides that, in any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for Spiegel Master Trust to issue one or more new series of investor certificates and may define all principal terms of those series. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

    No new series may be issued unless we satisfy various conditions, including that:

      (1) each rating agency confirms that the issuance of the new series will not impair its rating of any outstanding series or class of investor certificates;

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

      (2) we certify that, after giving effect to the issuance of the new series:

         (i) we would not be required to add additional accounts; and

         (ii) the Seller Amount would exceed the Minimum Seller Amount; and

      (3) each person who previously delivered the federal income tax opinions in connection with the issuance of any existing series of securities reissues those opinions and confirms that the issuance of the new series will not affect those opinions or the holder of the seller interest delivers a new opinion of counsel substantially the same as the original tax opinion.

Amendments

    The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for Spiegel Master Trust, without the consent of certificateholders of any series, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the pooling and servicing agreement or to add any other provisions which would not be inconsistent with the pooling and servicing agreement if the amendment would not adversely effect the interests of the certificateholders in any material respect and we deliver an opinion of counsel to that effect to the rating agencies.

    The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio.

    The pooling and servicing agreement may also be amended by us, the servicer and the trustee for Spiegel Master Trust with the consent of certificateholders representing more than 50% of the investor amount of the investor certificates of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

      (1) reduces the amount of, or delays the timing of any distributions to be made to certificateholders of any series without the consent of each affected certificateholder;

      (2) changes the manner of calculating the investor amounts and allocation percentages for any series or changes the manner of allocating defaulted receivables to any series without the consent of each affected certificateholder; or

      (3) reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each affected noteholder.

                               CREDIT ENHANCEMENT

General

    For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series,

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

the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, one or more derivative agreements, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

    In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

    If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

  . the amount payable under that credit enhancement;

  . any conditions to payment not described here;

  . the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

  . any material provision of any agreement relating to that credit enhancement.

    The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

  . a brief description of its principal business activities;

  . its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

  . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

  . its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

    If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

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

Excess Collateral Amount

    If specified in the accompanying prospectus supplement, support for a series may be provided by an excess collateral amount. The excess collateral amount for any series will equal the collateral amount for that series (calculated prior to any reduction to the collateral amount for amounts on deposit in any principal accumulation account), minus the aggregate outstanding principal amount of the notes of that series, after giving effect to all other reductions through the date of determination. Because the collateral amount of a series having an excess collateral amount will be higher than the outstanding principal amount of the notes of that series, a greater amount of finance charge collections and principal collections will be allocated to that series. In addition, losses from defaulted receivables and uncovered dilution amounts allocated to that series will first reduce the excess collateral amount before reducing the principal amount ultimately paid on the notes. The excess collateral amount for any series will be reduced by the amount of reallocated principal collections applied to make payments for that series.

    If your series is supported by an excess collateral amount, the accompanying prospectus supplement will specify the required excess collateral amount for your series. The required excess collateral amount for any series may be decreased at any time with the consent of the rating agencies then rating that series. During the controlled accumulation period or controlled amortization period for a series, the portion of funds available but not required to be deposited to the principal accumulation account or to make principal payments to noteholders, as the case may be, on any distribution date may be applied to make payments to Spiegel Acceptance that will reduce the excess collateral amount for that series, but only to the extent that the excess collateral amount exceeds the required excess collateral amount.

    The excess collateral amount for a series may also be increased under the circumstances described in the related prospectus supplement.

Subordination

    If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

    The accompanying prospectus supplement will also set forth information concerning:

  . the amount of subordination of a class or classes of subordinated notes in a series;

  . the circumstances in which that subordination will be applicable;

  . the manner, if any, in which the amount of subordination will decrease over time; and

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

  . the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

    If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

    The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Derivative Agreements

    If specified in the accompanying prospectus supplement, a series or one or more of the related classes will have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract, bankruptcy options (which are instruments under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment) or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Cash Collateral Guaranty or Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available from the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

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

Surety Bond or Insurance Policy

    If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies and will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

    If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

    If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

  . consent to amendments to the indenture, the pooling and servicing agreement, the transfer and servicing agreement or any other document applicable to that series;

  . if an event of default occurs, accelerate the notes of that series or direct the trustee to exercise any remedy available to the noteholders; or

  . waive any event of default for that series.

Spread Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

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

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The following is a summary of the material terms of the receivables purchase agreement entered into by the bank, Spiegel Acceptance and us. The summary is qualified in its entirety by reference to the receivables purchase agreement. This receivables purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Sale of Receivables

    Under the receivables purchase agreement, the bank and Spiegel Acceptance sold and, in the future, may sell to us all of their right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the initial cut-off date and in additional accounts as of the related addition dates and (ii) recoveries allocable to those receivables and other related property.

    All Eligible Receivables arising in the initial accounts had been previously transferred by the bank to Spiegel Acceptance prior to the formation of Spiegel Master Trust. Concurrently with the formation of Spiegel Master Trust, those receivables were transferred to us under the receivables purchase agreement. Since then, all Eligible Receivables arising in the initial accounts have been transferred directly from the bank to us.

    In addition, under an operating agreement between the bank and Spiegel Acceptance, Spiegel Acceptance has agreed to purchase and the bank has agreed to sell, on an ongoing basis, all receivables arising in the FCNB Preferred Charge accounts, other than receivables that have been charged-off and receivables that the bank is obligated to transfer to the trust or other third-parties. Therefore, prior to the designation of any FCNB Preferred Charge account to the trust portfolio, the bank will sell the receivables in that account to Spiegel Acceptance. Upon designation of additional accounts to the trust portfolio, either the bank, or, if the bank has transferred the receivables in those accounts to Spiegel Acceptance, Spiegel Acceptance will transfer all receivables in the designated additional accounts to us on the addition date. However, after the applicable addition date, receivables in all designated additional accounts will be transferred directly from the bank to us.

    In connection with the sale of receivables to us, the bank and Spiegel Acceptance will each indicate in their files that those receivables have been sold to us for further transfer to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the bank, Spiegel Acceptance or us from other documents and agreements relating to other credit accounts and receivables. We, Spiegel Acceptance and the bank will each file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the trust in those receivables. See "Risk Factors--Some liens would be given priority over your notes which would cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

Representations and Warranties

    In the receivables purchase agreement, each of the bank and Spiegel Acceptance represents and warrants as to itself to us to the effect that, among other things, as of the date

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

of the receivables purchase agreement and, with respect to any receivables transferred by it in any designated additional accounts, as of the related addition date, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, each of the bank and Spiegel Acceptance additionally represents and warrants that any receivable transferred by it under the receivables purchase agreement is an Eligible Receivable as of the applicable cut-off date for that receivable. In the event of a breach of any representation and warranty set forth in the receivables purchase agreement which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, we can require the bank or Spiegel Acceptance, as the case may be, to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the aggregate face amount of those receivables.

    In the receivables purchase agreement, each of the bank and Spiegel Acceptance also represents and warrants that, among other things, as of the date of the receivables purchase agreement and, with respect to itself and any receivables transferred by it in any designated additional accounts, as of each addition date (a) the receivables purchase agreement constitutes a valid and binding obligation of the bank or Spiegel Acceptance, as the case may be, and
(b) the receivables purchase agreement constitutes a valid sale to us of all right, title and interest of the bank or Spiegel Acceptance, as the case may be, in and to the receivables then-existing and thereafter created in the accounts and in the proceeds of the accounts free and clear of any liens other than liens permitted under the receivables purchase agreement. If the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables, we can require the bank or Spiegel Acceptance, as the case may be, to repurchase the receivables retransferred to us, for an amount of cash at least equal to the amount of cash we are required to deposit under the pooling and servicing agreement or the transfer and servicing agreement in connection with the retransfer.

Covenants

    In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the charge agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on the rights of the trustee and the rights of the securityholders. The bank may change the terms and provisions of the charge agreements or policies and procedures in any respect, including the calculation of the amount, or the timing of, charge-offs, so long as any changes made are also made to comparable accounts in the Spiegel private label credit card portfolio.

    The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private

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label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

Amendments

    The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of the securityholders. If Spiegel Master Trust is terminated, the parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us, Spiegel Acceptance or the bank under the receivables purchase agreement unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class.

Termination

    The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or either we or Spiegel Acceptance becomes a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank or Spiegel Acceptance becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement.

                                  NOTE RATINGS

    Any rating of the notes by a rating agency will indicate:

  . its view on the likelihood that noteholders will receive required interest and principal payments; and

  . its evaluation of the receivables and the availability of any credit enhancement for the notes.

    Among the things a rating will not indicate are:

  . the likelihood that principal payments will be paid on a scheduled date;

  . the likelihood that a pay out event will occur;

  . the likelihood that a U.S. withholding tax will be imposed on non-U.S.
    noteholders;

  . the marketability of the notes;

  . the market price of the notes; or

  . whether the notes are an appropriate investment for any purchaser.

    A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

    We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any

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

rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuer or Spiegel Master Trust.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

    Each of the bank and Spiegel Acceptance in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that our transfer of receivables constitutes a valid sale and assignment of all of our right, title and interest in and to the receivables or creates in favor of the issuer a valid first-priority perfected security interest in our rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "Description of the Notes--Representations and Warranties" in this prospectus.

    We will represent in the pooling and servicing agreement and the transfer and servicing agreement, and the bank and Spiegel Acceptance will represent in the receivables purchase agreement that the receivables are "accounts," "general intangibles" or "chattel paper" for purposes of the UCC. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, we, the bank and Spiegel Acceptance will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.

    There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. Under the receivables purchase agreement, however, each of the bank and Spiegel Acceptance will represent and warrant, as to itself and the receivables transferred by it, that it has transferred the receivables to us free and clear of the lien of any third party other than the indenture trustee. In addition, each of the bank and Spiegel Acceptance will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us or the indenture trustee. Similarly, under the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that we have transferred the receivables to the trust free and clear of the lien of any third party other than the indenture trustee, and we will covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust. Nevertheless, a tax, governmental or

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

other nonconsensual lien on our or the property of the bank or Spiegel Acceptance arising prior to the time a receivable comes into existence may have priority over the interest of the trust in that receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the bank, administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

    If the servicer has satisfied the conditions discussed in "Description of the Notes--Application of Collections" in this prospectus, the servicer will be permitted to make deposits of collections on a monthly or other periodic basis. In that event, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency of the servicer or the lapse of a ten-day period after receipt by the servicer of collections that have been commingled with other funds, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship, Receivership and Bankruptcy

    The bank is chartered as a national banking association and is regulated and supervised principally by the Office of the Comptroller of the Currency, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

    In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs. In addition, no agreement that tended to diminish or defeat the FDIC's interest in an asset acquired from the bank would be enforceable against the FDIC unless the agreement were to meet certain legal requirements. One of those requirements is that the agreement would have to have been executed by the bank contemporaneously with the bank's acquisition of the asset.

    The FDIC has adopted a rule stating that the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by the bank in connection with a securitization transaction. The same rule states that the FDIC shall not seek to avoid an otherwise legally enforceable securitization agreement solely because the agreement does not satisfy the contemporaneous execution requirement. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.

    We have structured the issuance of the notes with the intention that the direct or indirect transfers of the receivables from the bank to us would have the benefit of this rule. Nevertheless, if the FDIC were to assert that the rule does not apply to these transfers, or

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

were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the purchase agreement between the bank and Spiegel Acceptance against the bank, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC's assertions were successful, possible reductions in the amount of those payments could occur.

    In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the bank may have the power to prevent the commencement of a rapid amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

    In the event of the conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. See "Description of the Notes--Servicer Default" in this prospectus.

    We and Spiegel Acceptance treat the initial transfer of receivables in the initial accounts to us, as well as Spiegel Acceptance's supplemental conveyance of receivables in additional accounts, as absolute conveyances and not pledges of those receivables. After these sales the receivables are not part of Spiegel Acceptance's bankruptcy estate and therefore should not be available to Spiegel Acceptance's creditors. However, if a bankruptcy trustee for Spiegel or Spiegel Acceptance, Spiegel or Spiegel Acceptance as debtor-in-possession or a creditor of Spiegel or Spiegel Acceptance were to take the view that our assets and liabilities should be substantively consolidated with either Spiegel and/or Spiegel Acceptance or that the transfer of the receivables from Spiegel Acceptance to us should be characterized as a pledge of those receivables, then delays in payments on the notes and possible reductions in the amount of those payments could result.

    Our organizational documents and corporate structure have been designed so that (a) the filing of a voluntary or involuntary petition for relief by or against us under the Bankruptcy Code and (b) the substantive consolidation of our assets and liabilities with those of Spiegel or Spiegel Acceptance is unlikely. We are a separate, limited purpose corporation, and our certificate of incorporation contains limitations on the nature of our business and restrictions on our ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of our directors. In addition, the indenture trustee will covenant in the indenture and the trustee for Spiegel Master Trust has covenanted in the pooling and servicing agreement that it will not at any time institute against us any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the

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

position that the transfer of the receivables by us to the trust should be characterized as a pledge of those receivables, or if our assets and liabilities were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

    If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, we will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the pooling and servicing agreement and the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes-- Application of Collections" and in the accompanying prospectus supplement.

    A conservator or receiver or a bankruptcy court, however, may have the power to delay application of collections or to require the continued transfer of principal receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for First Consumers National Bank, or if we or Spiegel Acceptance became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

Consumer Protection Laws

    The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing.

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

All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders' interest therein, will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes--Representations and Warranties" in this prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

General

    The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Rooks, Pitts and Poust as special tax counsel to the Issuer. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchases of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

  . banks and thrifts,

  . insurance companies,

  . regulated investment companies,

  . dealers in securities,

  . holders that will hold the offered notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes, and one or more other investments,

  . trusts and estates, and

  . pass-through entities, the equity holders of which are any of the foregoing.

    Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuer is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuer, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation,

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

revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Classification of the Issuer and the Notes

    Treatment of the Issuer as an Entity, Not Subject to Tax. Special tax counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. Special tax counsel to the issuer is also of the opinion that, absent an affirmative election by the issuer to be classified as an association, it will not be treated as a taxable entity under the Treasury Regulations prescribing classification of business entities for federal income tax purposes. As a result, special tax counsel to the issuer is of the opinion that the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this classification will prevail.

    The precise tax classification of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuer could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under "Possible Alternative Classifications."

    Treatment of the Notes as Debt. Special tax counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. The issuer agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

    Possible Alternative Classifications. If, contrary to the opinion of special tax counsel to the issuer, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer or some other entity for United States federal income tax purposes. If so treated, investors could be treated for United States federal income tax purposes either as partners in a partnership or, alternatively, as equity owners in a taxable entity. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as an equity interest in a taxable entity, the taxable entity would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and

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

any tax imposed on the taxable entity could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the issuer is also able to issue other securities which may be treated as debt or as equity interests in the issuer. The issuance of additional securities requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuer to become taxable as a separate entity for federal income tax purposes; however, the new opinion would not bind the IRS, and the issuer could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classifications of the notes as debt is correct.

Consequences to Holders of the Offered Notes

    Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount-- including a cash basis holder--generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under
Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest payable on the note should be included in the note's stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

    Disposition of the Notes: Defeasance. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the

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

difference between (a) the amount realized on the disposition, other than that part of the amount attributable to accrued interest and (b) the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of our substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes-- Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount previously included in income by that holder with respect to the note, and decreased by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

    Foreign Holders. Under United States federal income tax law, payments of interest by the issuer to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest," and will not be subject to United States federal income tax and withholding tax provided:

  . the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person,

  . the foreign person is not, for United States federal income tax purposes, actually or constructively a "10 percent shareholder" of us or the issuer, a "controlled foreign corporation" with respect to which we or the issuer is a "related person" within the meaning of the Internal Revenue Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, or

  . the foreign person provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN and signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

    If the interest paid to the foreign person is not portfolio interest, then it will be subject to withholding of United States federal income tax at a rate of 30%, unless reduced or eliminated by an applicable tax treaty or the interest is effectively connected with the conduct of a trade or business within the United States and, in either case, an appropriate signed IRS form has been filed by or on behalf of the foreign person. If a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or institution may provide the relevant signed statement generally to the withholding agent. In that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN provided by the foreign person that owns the note. Recently issued final Treasury Regulations revised some of the procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.

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

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code at a rate of 31% if a recipient of those payments fails to furnish to the payor required identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax if appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, such as corporations and financial institutions. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

    The United States federal income tax discussion set forth above may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

    The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans. Subject to the considerations discussed below, unless otherwise specified in the accompanying prospectus supplement the notes offered under this registration statement are eligible for purchase by employee benefit plans.

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to these benefit plans.

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A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

    However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if we, the issuer, the owner trustee, the servicer, the administrator or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

  . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

  . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

  . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

  . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

    By your acquisition of a note, you will be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code.

    Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Internal Revenue Code discussed above.

    If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuer to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

    In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

    Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

    Each underwriting agreement will provide that we will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

    The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

    The servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "--Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

    You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

    The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of Spiegel Credit Corporation III and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and Spiegel Master Trust until we terminate our offering of the notes.

    As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling us at: Spiegel Credit Corporation III, 400 West 9th Street, Suite 101B, Wilmington, Delaware, Telephone: (302) 429-7609.

                       GLOSSARY OF TERMS FOR PROSPECTUS

    "Aggregate Principal Balance" means, on any date, the sum of (a) the total amount of principal receivables, (b) the amount on deposit in the excess funding account, after excluding any investment earnings and (c) the amount of principal collections on deposit in the collection account, after excluding any investment earnings, in each case as of that date.

    "Eligible Account" means an account:

  . that is payable in United States dollars;
  . the cardholder of which has provided, as his or her initial billing address, an address located in the United States or its territories or possessions;

  . that the servicer has not finally determined to be counterfeit or fraudulent;

  . that does not have any receivables that have been charged off as uncollectible by the servicer in accordance with its charge account guidelines or its customary and usual servicing procedures;

  . that was originated by the bank in the ordinary course of business, unless each rating agency confirms that the designation of the account would not impair its rating of any outstanding series or class of securities;

  . as to which we have good title, and which has not been sold or pledged to any other party; and

  . that does not have receivables that have been sold or pledged to any other party other than us under the receivables purchase agreement.

    "Eligible Institution" means:

      (a) a depository institution, which may include the owner trustee or the indenture trustee, that:

         (i) is organized under the laws of the United States or any one of its states,

         (ii) has FDIC deposit insurance, and

         (iii) has a long-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies; or

      (b) any other institution acceptable to the rating agencies, which may include the servicer.

    "Eligible Receivable" means each receivable:

  . that has arisen under an Eligible Account;

  . that was created in compliance, in all material respects, with all requirements of law applicable to the bank or Spiegel and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the bank;

  . for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the bank or us in connection with the creation of the receivable or the execution, delivery and performance by the bank of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

  . as to which, at the time of transfer to the trust, we have good title free and clear of all liens and security interests arising under or through the bank, us or our affiliates, other than any lien for municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

  . that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted bankruptcy- and equity-related exceptions;

  . that constitutes either an "account" or a "general intangible" or "chattel paper" under Article 9 of the Uniform Commercial Code as in effect in the State of Illinois;

  . that, at the time of transfer to the trust, has not been waived or modified except as permitted by the bank's charge account guidelines and which waiver or modification has been reflected in the servicer's computer files;

  . that, at the time of transfer to the trust, is not, to our knowledge or the servicer's knowledge, subject to any right of recission, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with the bank's charge account guidelines, other than some bankruptcy- and equity-related defenses;

  . as to which we and the bank have satisfied all obligations required to be satisfied at the time it is transferred to the trust;

  . with respect to receivables transferred to the issuer after the termination of Spiegel Master Trust, in which all of our right, title and interest has been validly transferred and assigned to the issuer or in which a valid first priority perfected security interest has been granted to the issuer; and

  . with respect to receivables transferred to the issuer after the termination of Spiegel Master Trust, as to which, at the time of transfer of that receivable to the issuer, we have not taken any action that would impair the rights of the issuer or the noteholders.

    "Minimum Aggregate Principal Balance" means, on any date of determination, the greater of (a) the sum of the collateral amounts of all series outstanding on the date of determination, plus the Minimum Seller Amount and (b) the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of securities on that date of determination.

    "Minimum Seller Amount" will be calculated as follows:

  (i) the weighted average           times       (ii) the aggregate of the
      (by collateral and                              collateral and
      investor amounts) of                            investor amounts of
      the Minimum Seller                              all outstanding series
      Percentages for all                             of securities
      outstanding series of
      securities

    "Minimum Seller Percentage" means, for any series of securities, the amount specified in the prospectus supplement for that series, or if not specified in the related prospectus supplement, 0%.

    "Qualified Account" means either:

      (a) a non-interest bearing segregated account established with an Eligible Institution; or

      (b) a non-interest bearing segregated trust account with the corporate trust department of a depository institution that:

         (1) is organized under the laws of the United States or any one of its states,

         (2) acts as trustee for funds deposited in the account, and

         (3) has a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

    "Seller Amount" means, on any date, the difference between:

      (1) the Aggregate Principal Balance

    minus

      (2) the aggregate of the collateral amounts of all outstanding series of notes and the outstanding investor amounts of all outstanding series of investor certificates issued by Spiegel Master Trust other than the collateral certificate.

                                                                         Annex I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Spiegel Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice--i.e., seven calendar day settlement.

    Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

    Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant--other than the depositaries for Clearstream and Euroclear--to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

    Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC--if the holder has an address outside the U.S.--will be subject to the 30% U.S. withholding tax that generally applies to payments of interest including original issue discount on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Certification of Foreign Status for non-U.S. Persons; Reduced rate or exemption for non-U.S. Persons resident in the treaty countries. Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," is designed to establish foreign status, advise that the signatory is the beneficial owner of the income for which the form is being furnished and, if applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the U.S. has an income tax treaty. For interest payments which qualify as "portfolio interest," non-U.S. Persons generally can obtain complete exemption from withholding tax by completing part I of Form W-8BEN and filing the signed form. If the payments do not qualify as "portfolio interest," non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain a reduced tax rate or exemption depending on the treaty terms by completing parts I and II of Form W-8BEN and filing the signed form.

    Exemption for non-U.S. Persons with effectively connected income. A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8EC1--Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

    Exemption for U.S. Persons. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9--Request for Taxpayer
Identification Number and Certification.

    U.S. Federal Income Tax Reporting Procedure. The note owner of a global security files by submitting the appropriate form to the person through whom it holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency.

    Form W-8BEN, if furnished with a taxpayer identification number, will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. Form W-8BEN, if furnished without a taxpayer identification number, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calender year, unless a change in circumstances makes any information on the form incorrect. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, recently finalized

Treasury Regulations revise some procedures for withholding on amounts paid to foreign persons. Under these regulations, interest or original issue discount paid to a nonresident alien would continue to be exempt from U.S. withholding taxes, including backup withholding, provided that the holder complies with the new certification procedures.

                     Spiegel Credit Card Master Note Trust
                                     Issuer

                         Spiegel Credit Corporation III
                                     Seller

                         First Consumers National Bank
                                    Servicer

                                  $600,000,000
                        Series 2001-A Asset Backed Notes

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                           Underwriters of the Notes

JPMorgan
              Banc of America Securities LLC
                          Deutsche Banc Alex. Brown
                                                  Dresdner Kleinwort Wasserstein

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state where the offer is not permitted.

    We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a
prospectus supplement and prospectus until         , 2001.